GMO

Exhibit (m)(11)

AMENDMENT TO OPERATING AGREEMENT

This Amendment (“Amendment”) is made as of April 1, 2014, by and between Charles Schwab & Co., Inc. (“Schwab”), a California corporation, and each registered investment company (“Fund Company”) executing this Amendment on its own behalf and on behalf of each of its series or classes of shares (“Fund(s)”) listed on Schedule I hereto, and amends the Operating Agreement between the parties, made as of April 19, 2000, as amended thereafter (“Operating Agreement”). All capitalized terms used in the Amendment and not defined herein shall have the meaning ascribed to them in the Operating Agreement.

WHEREAS, the parties wish to amend Exhibit A to the Operating Agreement; and

WHEREAS, the parties wish to amend Schedule I to the Operating Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

1. Section 4.c. of the Exhibit A to the Operating Agreement shall be deleted in its entirety and the following Section 4.c. shall be inserted in lieu thereof.

“4. c. Transmission Exceptions. If Schwab is prevented from transmitting Day 1 Trades to Fund Company through NSCC Services in accordance with Section 4.a. or outside of NSCC’s Services in accordance with 4.b. on Day 1 due to unforeseen circumstances (such as computer system failures experienced by Schwab, or the NSCC, natural catastrophes, or other emergencies), then:

(i) Schwab may transmit such Day 1 Trades through means other than the NSCC Services prior to Market Open on Day 2 or such other mutually agreed upon time, provided Schwab notifies Fund Company of such contingency (1) prior to 8:00 p.m. Eastern Time on Day 1, or (2) with respect to Orders eligible for DCC&S processing, prior to 9:30 a.m. Eastern time on Day 2, provided further that all such purchase and redemption orders are settled by the parties hereto on Day 2. Notwithstanding Section 4.d. below, the parties agree to work together in good faith to remediate rejected trades due to potential duplicate Orders that may have been submitted through the NSCC Services and also submitted through means other than the NSCC Services according to this Section 4.c.(i);

(ii) Schwab may transmit such Day 1 Trades to the Fund through NSCC in a Fund/SERV file format by 10:00 a.m. Eastern Time on Day 2, provided Schwab notifies Fund Company of such contingency prior to 8:00 p.m. Eastern Time on Day 1, provided further that all such purchase and redemption orders are settled by the parties hereto on Day 2; or

(iii) Schwab may transmit such Day 1 Trades to the Fund through NSSC in a DCC&S file format by 10:00 a.m. Eastern Time on Day 2, provided those Orders are eligible for DCC&S processing and Schwab notifies Fund Company of such contingency prior to 9:30 a.m. Eastern Time on Day 2, provided further that all such purchase and redemption orders are settled by the parties hereto on Day 2.”

2. Schedule I to the Operating Agreement shall be deleted in its entirety and the Schedule I attached hereto shall be inserted in lieu thereof.

3. Except as specifically set forth herein, all other provisions of the Operating Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of the parties hereto.

SCHWAB Required Signature		FUND COMPANY Required Signatures

CHARLES SCHWAB & CO., INC.		GMO TRUST, on its own behalf and on behalf of each Fund listed on Schedule I hereto

By:	/s/ Doug Hanson	By:	/s/ Jason Harrison
	Doug Hanson	Name:	Jason Harrison
	Vice President	Title:	Vice President
Third Party Products

Date:	6.3.14	Date:

GMO SERIES TRUST, on its own behalf and on behalf of each Fund listed on Schedule I hereto

		By:	/s/ Jason Harrison
		Name:	Jason Harrison
		Title:	Vice President

Date:

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SCHEDULE I TO THE OPERATING AGREEMENT

•Additions and/or changes are noted in BOLD•

Fund Company	Fund	Share Class	No-load	Purchase Availability	PPMF ($)	Minimum Waived	Effective Date
GMO Series Trust	GMO Benchmark Free Allocation Series Fund	Class R6	*	PLAN	$0	—	4/1/14
GMO Series Trust	GMO Global Asset Allocation Series Fund	Class R6	*	PLAN	$0	—	4/1/14
GMO Series Trust	GMO Global Equity Allocation Series Fund	Class R6	*	PLAN	$0	—	4/1/14
GMO Series Trust	GMO International Equity Allocation Series Fund	Class R6	*	PLAN	$0	—	4/1/14
GMO Trust	GMO Emerging Countries Fund	Class III		None	$20	YES	5/31/02
GMO Trust	GMO Emerging Markets Fund	Class III		None	$0	—	4/19/00
GMO Trust	GMO Foreign Fund	Class II	*	None	$0	—	4/19/00
GMO Trust	GMO International Intrinsic Value Fund	Class III		(1)	$20	NO	4/19/00
GMO Trust	GMO Quality Fund	Class III	*	(2); (3)	$20	YES	3/10/10

*	Indicates that Fund has no sales charge, as that term is defined in Rule 2830, and, if such Fund has a distribution or shareholder servicing plan maintained or adopted pursuant to Rule 12b-l under the 1940 Act (“Rule 12b-l Plan”), such Fund’s Rule 12b-l Plan does not exceed 25 basis points per annum.
(1)	Indicates that Fund can be made available for purchase to customers of Kaspick and Company LLC.
(2)	Indicates that Fund can be made available for purchase to customers of Prodigy Asset Management, LLC.
(3)	Indicates that Fund can be made available for purchase to customers of Carleon Capital Partners, LLC.
None	Indicates that Fund shares can only be custodied and redeemed through the Account(s) and that Schwab will not place purchases of Fund shares under this Agreement.
PLAN	Indicates that Fund can be made available for purchase by participants (including personal choice retirement accounts or otherwise) in retirement and deferred compensation plans and trusts used to fund those plans, including, but not limited to those defined in Section 401(a), 403(b), or 457 of the Internal Revenue Code and “rabbi trusts” for which (a) Schwab acts as broker-dealer, (b) Charles Schwab Bank acts as trustee of the trust funds under the Plans, and/or (c) Schwab Retirement Plan Services, Inc. or another entity acts as recordkeeper.

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GMO

Form A

AMENDMENT TO THE OPERATING AGREEMENT

This Amendment (“Amendment”), made as of October 15, 2008, amends the Operating Agreement between Charles Schwab and Co., Inc. (“Schwab”), and each registered investment company (“Fund Company”) on behalf of each of its series or classes of shares (“Fund(s)”), made as of April 19, 2000, as amended thereafter (“Operating Agreement”). All capitalized terms used in this Amendment and not defined herein shall have the meaning ascribed to them in the Operating Agreement.

WHEREAS, pursuant to Exhibit A to the Operating Agreement (“Operating Procedures”), Schwab may transmit Plan Orders through the NSCC in a DCC&S file format in a manner and within a time frame permitted for such orders by NSCC DCC&S rules;

WHEREAS, Schwab wishes to amend the Operating Procedures to allow Schwab to transmit any Order through the NSCC in a DCC&S file format provided the Order is eligible for DCC&S processing under NSCC rules (in addition to Plan Orders, such Orders would include, but not be limited to, omnibus distribution reconciliation orders and share class conversions);

WHEREAS, the Operating Procedures may be amended by Schwab on 40 days notice to Fund Company, and Schwab has provided this executed Amendment to Fund Company 40 days prior to its effective date

NOW THEREFORE, in consideration of the mutual promises in the Operating Agreement, the Operating Procedures are hereby amended as follows:

1. The last sentence of Section 2.e. of Exhibit A to the Operating Agreement shall be deleted in its entirety and the following sentence shall be inserted in lieu thereof.

“Plan Orders shall be treated as Orders under the Operating Procedures.”

2. Sections 4 and 5 of Exhibit A to the Operating Agreement are deleted in their entirety and the following Sections 4 and 5 shall be inserted in lieu thereof.

4. Trade Processing

a. Transmission of Orders Through NSSC Services. Except as set forth in Section 4.b. and 4.c. below, Schwab will transmit Orders to Fund Company through the NSCC Services as follows:

(i) Fund/SERV Orders. Orders received by Schwab or a Sub-Designee prior to the Fund’s pricing time (generally close of the New York Stock Exchange or 4:00 p.m Eastern Time) (the “Fund Pricing Time”) on any Business Day (“Day 1”) (such Orders are referred to herein as “Day 1 Trades”) will be transmitted by Schwab to Fund Company through NSCC in a Fund/SERV file format in the manner and within the time frame permitted by NSCC Fund/SERV Rules on Day 1. Orders received by Schwab or a Sub-Designee at or after the Fund Pricing Time on Day 1 (such Orders are referred to herein as “Day 2 Trades”) will be transmitted by Schwab to Fund Company through NSCC in a Fund/SERV file format in the manner and within the time frame permitted by NSCC Fund/SERV Rules on the next Business Day (“Day 2”).

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Form A

(ii) DCC&S Orders Notwithstanding Section 4.a. (i) above, Day 1 Trades may be transmitted by Schwab, in its sole discretion, to Fund Company through NSCC in a DCC&S file format, provided those Orders are eligible for DCC&S processing (such as Plan Orders, omnibus distribution reconciliation orders, and share class conversions) in the manner and within the time frame permitted for such Orders by NSCC DCC&S Rules on Day 2. Day 2 Trades may be transmitted by Schwab, in its sole discretion, to Fund Company through NSCC in a DCC&S file format, provided those Orders are eligible for DCC&S processing, in the manner and within the time frame permitted for such Orders by NSCC DCC&S Rules on the next Business Day after Day 2 (“Day 3”). All Orders submitted through NSCC’s DCC&S will identify the nature of the transaction to affirm that Orders’ eligibility to be processed in a DCC&S file format

b. Orders Transmitted Outside NSCC’s Services. If transmittal of Orders through NSCC Services in accordance with Section 4. a above is not operationally feasible for a Fund, then except as set forth in Section 4. c below:

(i) Orders received by Schwab or a Sub-Designee prior to the Fund Pricing Time on Day 1 will be transmitted by Schwab to the Fund by other means by 8:00 p.m. Eastern Time on Day 1 (also “Day 1 Trades”) Orders received by Schwab or Sub-Designees at or after the Fund Pricing Time on Day 1 will be transmitted by Schwab to the Fund by other means by 8:00 p.m. Eastern Time on Day 2 (also “Day 2 Trades”)

(ii) Notwithstanding Section 4b.(i), Orders that are eligible for DCC&S processing that are received by Schwab or a Sub-Designee prior to the Fund Pricing Time on Day 1 may be transmitted by Schwab to the Fund by other means by 9:30 am. Eastern time on Day 2 (also “Day 1 Trades”). Orders that are eligible for DCC&S processing that are received by Schwab or a Sub-Designee at or after the Fund Pricing Time on Day 1 will be transmitted by Schwab to the Fund by other means by 9:30 a.m. Eastern time on Day 3 (also “Day 2 Trades”).

c. Transmission Exceptions. If Schwab is prevented from transmitting Day 1 Trades to Fund Company through NSCC Services in accordance with Section 4. a or outside of NSCC’s Services in accordance with 4.b. on Day 1 due to unforeseen circumstances (such as computer system failures experienced by Schwab, or the NSCC, natural catastrophes, or other emergencies), provided that Schwab notifies Fund Company of such contingency prior to 8:00 p.m. Eastern Time on Day 1, Schwab may:

(i) transmit such Day 1 Trades through means other than the NSCC Services prior to Market Open on Day 2 or such other mutually agreed upon time;

(ii) transmit such Day 1 Trades to the Fund through NSCC in a Fund/SERV file format prior to 8:00 p.m. Eastern Time on Day 2, provided further that Schwab notifies Fund Company of the Day 1 Trade information prior to Market Open on Day 2; or

(iii) transmit such Day 1 Trades to the Fund through NSSC in a DCC&S file format, provided those Orders are eligible for DCC&S processing, prior to 9:30 a.m. Eastern Time on Day 3, provided further that Schwab notifies Fund Company of the Day 1 Trade information prior to Market Open on Day 3.

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Form A

d. Rejected Trades Remediated If Fund Company or NSCC rejects a Day 1 Trade transmitted via NSCC Services (or the Fund notifies Schwab pursuant to Section 3 c. (iii) above that it would have rejected the Day 1 Trade had there not been systems error), and the parties agree that such rejection can be remediated by Schwab, Schwab may follow the procedures for transmitting Orders set forth in Sections 4.c for Day 1 Trades. The parties hereby agree that any such trade can be remediated by Schwab if the basis for the rejection is solely administrative in nature, and the remediation does not involve a change to the critical elements of the trade, such as the action, type, amount or denomination of the trade (e.g., rejects resulting from account registration errors and other “soft” rejects).

e. Interclass Exchange Processing To the extent that the Fund prospectus allows a non-taxable interclass exchange between Fund share classes, or Fund has otherwise indicated in writing to Schwab that a non-taxable interclass exchange is allowed by the Fund, Fund Company agrees that Schwab will identify and process orders as exchanges via Fund/SERV, or to the extent permissible via DCC&S, in accordance with this Section 4 or as otherwise mutually agreed upon by the parties.

5. Fund’s Pricing of Orders. If timely transmitted by Schwab in accordance with Sections 4.a. and 4.b. above for regular processing, or in accordance with Section 4.c. above for exception processing upon notification, Fund Company agrees that (a) Day 1 Trades will be effected at the share price calculated as of Market Close on Day 1, and (b) Day 2 Trades will be effected at the share price calculated as of Market Close on Day 2.

3. Section 6. a. of Exhibit A to the Operating Agreement is deleted in its entirety and the following Section 6.a. shall be inserted in lieu thereof

6. a. Settlement Date. Schwab and Fund Company shall settle Day 1 Trades, including Day 1 Trades remediated pursuant to Section 4 d above, on Day 2, and shall settle Day 2 Trades, including Day 2 Trades remediated pursuant to Section 4.d. hereof, on Day 3 (each, respectively, a “Settlement Date”).

4. This Amendment amends the Operating Procedures, and shall become effective on October 15, 2008 In the event of any conflict between the terms of this Amendment and the terms of any previous amendment to the Operating Agreement or any Exhibit or Schedule to any amendment or to the Operating Agreement, this Amendment shall control

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of Schwab

CHARLES SCHWAB & CO., INC

By:	/s/ Linda Lockwood
Linda Lockwood
Vice President
Asset Management Platforms & Support

Date:	August 20, 2008

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GMO

Form A

AMENDMENT TO OPERATING AGREEMENT

This Amendment (“Amendment”), made as of July 1, 2005, amends the Operating Agreement between Charles Schwab and Co., Inc. (“Schwab”), and each registered investment company (“Fund Company”) and each of its series or classes of shares (“Fund(s)”) listed on Schedule to the Operating Agreement, made as of April 19, 2000, as amended thereafter (“Operating Agreement”). All capitalized terms used in this Amendment and not defined herein shall have the meaning ascribed to them in the Operating Agreement.

WHEREAS, Schwab wishes to amend the operating procedures and/or Exhibit A to the Operating Agreement (“Operating Procedures”) to expressly set forth certain Schwab policies, procedures and practices applicable to purchases and redemptions effected by Schwab on behalf of its customers through Schwab’s Mutual Fund Marketplace® (the “MFMP”); and

WHEREAS, the Operating Procedures may be amended by Schwab on 40 days notice to Fund Company, and Schwab has provided this executed Amendment to Fund Company 40 days prior to its effective date.

NOW THEREFORE, in consideration of the mutual promises in the Operating Agreement, the Operating Procedures are hereby amended as follows:

1. The following Section 3.e. is hereby inserted as Section 3.e. of Exhibit A to the Operating Agreement.

e. NSCC’s Mutual Fund Profile Service. Fund Company shall provide Schwab with mutual fund information in a timely manner through the NSCC’s Mutual Fund Profile Service (“MFPS”). “Mutual fund information” shall be as proscribed by the MFPS and shall include, but not be limited to, Blue Sky qualification information, daily net asset value of Fund shares, dividend and distribution information, and merger and Fund closing information. Schwab shall be entitled to rely on any mutual fund information provided through the MFPS in lieu of any verbal or written information required to be provided by the Fund or Fund Company under this Agreement.

2. Section 7.d. of Exhibit A to the Operating Agreement is deleted in its entirety and the following Section 7.d. shall be inserted in lieu thereof.

d. Daily Dividend Funds Method of Accrual. For each Fund that pays daily dividends, Schwab shall accrue dividends consistent with such Fund’s dividend accrual method, provided however, that the Fund provides Schwab with the required information as set forth in Section 7.e. below.

3. Sections 8.c. and d. of Exhibit A to the Operating Agreement are deleted in their entirety and the following Sections 8.c. and d. shall be inserted in lieu thereof.

c. Signature Guarantee. Schwab represents and warrants that for each transfer and liquidation transfer it initiates pursuant to Sections 8.a. and b. above, it holds each underlying instruction for re-registration or liquidation signed by its customer, and that its customer’s signature on such instruction is signature guaranteed by Schwab pursuant to the Securities Transfer Agents Medallion Program (“STAMP”). Schwab will retain these documents for the period required by any applicable law rule or regulation.

d. Indemnification. Schwab agrees to indemnify and hold harmless Fund Company, the Fund and each director, officer, employee and agent of Fund Company (“Indemnified Person”) from and against any and all Losses incurred by any of them arising out of the impropriety of any transfer or liquidation transfer initiated by it and

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Form A

effected by the Fund at Schwab’s instruction in reliance on this Section 8 to the same extent as provided under STAMP, except to the extent such Losses arise out of the failure of any Indemnified Person to comply with the instructions provided by Schwab as set forth in Sections 8.a. and b. above.

4. Section 9.b.(iv) of Exhibit A to the Operating Agreement is deleted in its entirety and the following Section 9.b.(iv) shall be inserted in lieu thereof.

(iv) Fund Company shall ensure that the prospectus of each Fund discloses that the purchase or sale of Fund shares through intermediaries may be subject to transaction fees or other different or additional fees, and includes such other disclosures as may be required by applicable laws, rules and regulations. Fund Company shall also ensure that either the prospectus, or the statement of additional information (“SAI”) if the SAI is incorporated in the prospectus, or each of its Funds discloses that:

(1) the Fund has authorized one or more brokers to receive on its behalf purchase and redemption Orders;

(2) such brokers are authorized to designate other intermediaries to receive purchase and redemption Orders on the Fund’s behalf;

(3) the Fund will be deemed to have received a purchase or redemption Order when an authorized broker or, if applicable, a broker’s authorized designee, receives the Order; and

(4) customer Orders will be priced at the Fund’s Net Asset Value next computed after they are received by an authorized broker of the broker’s authorized designee and accepted by the Fund.

5. Section 9.c.(i) of Exhibit A to the Operating Agreement shall be deleted in its entirety and the following Section 9.c.(i) shall be inserted in lieu thereof.

c. (i) For annual tax reporting purposes, Fund Company shall inform Schwab by January 15 of the portion of each Fund’s distributions that are taxable for the previous calendar year that include dividends, capital gains, and tax reclassifications; and by February 15, the portion of each Fund’s distributions for the previous calendar year that include qualifying dividend income, foreign source income, tax exempt income by state of origin or return of capital, U.S. government obligation interest, creditable and non-creditable foreign tax, dividends eligible for the corporate dividends received deductions, and redemption proceeds. In addition, Fund Company is responsible for identifying any portion of any dividends and other distributions and payments attributable to any Fund gains or portfolio interest earned after the close of the Fund Company’s tax year that are not required to be subject to tax withholding if paid to non-United States persons.

6. The following Sections 9.k. and l. are hereby inserted as Section 9.k. and l. of Exhibit A to the Operating Agreement.

k. Redemption Fees. Schwab agrees to impose and remit any redemption fees on redemptions of Fund shares, subject to the notice requirements set forth in this provision and Fund Company’s agreement with the terms and conditions set forth in Schwab’s Redemption Fee Instruction Form, as provided by Schwab and as may be revised by Schwab from time to time.

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Form A

(i) Fund Company shall provide to Schwab a completed and executed Redemption Fee Instruction Form 45 Business Days prior to (a) the effective date of such redemption fee or (b) the effective date of any change to such redemption fee. In the event any such completed and executed Redemption Fee Instruction Form is provided to Schwab less than 45 Business Days prior to the effective date of any redemption fee or prior to the effective date of any change to a redemption fee, Fund Company agrees that Schwab shall have 45 Business Days in which to implement the redemption fee or change to the redemption fee on its systems and to impose such redemption fee on redemptions of Fund shares through Schwab. Schwab shall use its best efforts to implement the redemption fee or change the redemption fee on its systems as soon as possible but in no event later than 45 Business Days following receipt of a completed and executed Redemption Fee Instruction Form. In no event shall Schwab be responsible for imposing any redemption fee and subsequently remitting such redemption fee to Fund Company if Schwab has not received a completed and executed Redemption Fee Instruction Form, as set forth above.

(ii) Fund Company acknowledges that Schwab shall rely solely on the information provided to it by Fund Company in the completed and executed Redemption Fee Instruction Form in imposing redemption fees on redemptions of Fund shares through the MFMP. In the event Fund Company cannot meet the terms and conditions set forth in the Redemption Fee Instruction Form, as may be required to ensure that application of the redemption fee is consistent with any Schwab operational or systems limitations, then the parties agree to temporarily suspend purchases of such Fund shares through the MFMP until such time as either (a) Fund Company can meet the Redemption Fee Instruction Form terms and conditions or (b) Schwab’s operations and/or systems can support application of the redemption fee.

l. Anti-Money Laundering Certification. Schwab represents and warrants that it has established an Anti-Money Laundering Program reasonably designed to comply with all applicable anti-money laundering laws and regulations, including applicable provisions of the Bank Secrecy Act and the USA PATRIOT Act of 2001, as well as with the regulations administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control. As part of its Anti-Money Laundering Program, Schwab will take reasonable steps to identify the customers for whom it acts in its dealings with the Funds and will monitor customer transactions in order to detect and, where appropriate, report suspicious activities.

7. This Amendment supplements the Operating Procedures, and shall become effective on July 1, 2005. In the event of any conflict between the terms of this Amendment and the terms of any previous amendment to the Operating Agreement or any Exhibit or Schedule to any amendment or to the Operating Agreement, this Amendment shall control.

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of Schwab.

CHARLES SCHWAB & CO., INC.

By:	/s/ Fred Potts
Fred Potts
Senior Vice President
Asset Management Client Services

Date:	May 20, 2005

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GMO

OPERATING PROCEDURES AMENDMENT TO THE OPERATING AGREEMENT

This Amendment (“Amendment”), made as of June 16, 2003, amends the Operating Agreement between Charles Schwab and Co., Inc. (“Schwab”) and each registered investment company (“Fund Company”) and each of the series or classes of shares (“Fund(s)”), which are parties thereto, made as of April 14, 2000, as amended thereafter (“Operating Agreement”).

WHEREAS, Schwab wishes to restate and consolidate all the amendments to operating procedures and/or Exhibit A to the Operating Agreement (“Operating Procedures”), while also making certain amendments to the terms of those Operating Procedures, so that all the operating procedures affecting the Account(s) are stated in one document; and

WHEREAS, the Operating Procedures may be amended by Schwab on 40 days notice to Fund Company, and Schwab has provided this executed Amendment to Fund Company 40 days prior to its effective date.

NOW THEREFORE, in consideration of the mutual promises in the Operating Agreement, the Operating Procedures are hereby amended as follows:

1. Exhibit A to the Operating Agreement, as amended, is hereby deleted in its entirety and the Exhibit A attached hereto shall be inserted as Exhibit A to the Operating Agreement.

2. All prior amendments to the Operating Procedures which have not previously been terminated, including but not limited to, if applicable, the Order Placement Procedures Amendment, the NSCC Procedures Amendment, and the Retirement Plan Same Day Exchange Processing Amendment, are hereby terminated, and are replaced in their entirety by the attached Exhibit A.

3. This Amendment replaces the Operating Procedures, including all amendments to its terms made subsequent to its effective date, and shall become effective on June 16, 2003. In the event of any conflict between the terms of this Amendment and the terms of any previous amendment to the Operating Agreement which is not specifically terminated in Section 2 of this Amendment, this Amendment shall control.

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of Schwab.

CHARLES SCHWAB & CO., INC.

By:	/s/ Fred Potts
Fred Potts
Senior Vice President
Asset Management Client Services

Date:	May 1, 2003

EXHIBIT A

TO THE OPERATING AGREEMENT

Operating Procedures

1. The Account.

a. Registration. Schwab will open an Account with each Fund. The Account shall be registered:

Charles Schwab & Co., Inc.

Special Custody Account for the Exclusive Benefit of Customers

Attention: Mutual Funds

101 Montgomery Street

San Francisco, California 94104

The Account will be set up for the reinvestment of capital gains and dividend distributions, unless otherwise specified by Schwab in writing.

b. Identification. The Fund shall designate the Account with account numbers. Account numbers will be the means of identification when the parties are transacting in the Account.

c. Possession and Control. The parties acknowledge that the Account is an omnibus account in Schwab’s name with shares held by any number of beneficial owners. The parties agree that all Fund shares held by Schwab on behalf an MFMP investor shall be carried in a custody account for the exclusive benefit of customers and shall not be subject to any right, charge, security interest, lien or other claim against Schwab in favor of the Funds or Fund Company.

d. No Closure. The Account shall be kept open on the Fund’s books regardless of a lack of activity or small position size, except to the extent that Schwab takes specific action to close the Account, or to the extent the Fund’s prospectus reserves the right to close accounts that are inactive. In the latter case, Fund Company will give prior notice to Schwab before closing any Account.

e. Additional Accounts. Schwab has the right to open additional Accounts from time to time to accommodate other investment options and features, and to consolidate existing accounts if and when appropriate to meet the needs of the MFMP. In the event that it is necessary for Schwab to open an account with a Fund for the payment of distributions in cash, the term “Account” shall mean both the account for the reinvestment of capital gains and dividend distributions and the account for the payment of distributions in cash. Fund Company agrees that it will not establish additional accounts for Schwab without Schwab’s prior written instruction.

f. Reservation of Right to Move Shares. Schwab reserves the right to issue instructions to each Fund to move shares from one Account opened by Schwab to another Account opened by Schwab.

g. Reconciliation.

(i) Schwab will verify, on a next day basis, purchase and redemption orders for Fund shares placed for the Account with each Fund. All activity in the Account must be reflected. Therefore, any “as of” activity must be shown with its corresponding “as of” date.

(ii) Schwab must receive statements on or before the eighth Business Day of each month, even if there has been no activity in the Account during the period, unless Schwab can verify transactions by electronic transmission.

(iii) The parties agree to notify each other and correct any error in the Account with any Fund upon discovery. If an error is not corrected by the day following discovery, each party agrees to make best efforts to avoid this from hindering any routine daily operational activity.

2. Authorization to Receive Orders on Fund’s Behalf.

a. Authorization of Schwab. Fund Company hereby designates and authorizes Schwab to receive purchase and redemption orders in proper form (“Orders”) from MFMP investors on the Fund’s behalf for purposes of Rule 22c-1 under the 1940 Act, so that any such MFMP investor will receive the share price next computed by the Fund after the time at which such MFMP investor places its Order with Schwab.

b. Authorization of Sub-Designees. Fund Company further agrees that Schwab may designate and authorize such intermediaries as it deems necessary, appropriate or desirable (“Sub-Designees”), to receive Orders from their customers on the Fund’s behalf for purposes of Rule 22c-1 under the 1940 Act, so that any such customer will receive the share price next computed by the Fund after the time at which such customer places its Order with Sub-Designee. Schwab shall be liable to Fund Company and the Funds for compliance with the terms of this Section 2.b. to the same extent as if Schwab itself had acted or failed to act instead of the Sub-Designee.

c. Fund Company Representations and Warranties. In connection with this Section 2, Fund Company represents and warrants to Schwab that all necessary legal and other actions have been taken to authorize Schwab and any Sub-Designee to receive purchase and redemption Orders from MFMP investors on behalf of the Funds for purposes of Rule 22c-1 under the 1940 Act by each Fund’s board of directors or board of trustees, and that it will cause each Fund’s board of directors or board of trustees to take such necessary legal and other actions regarding the annual review of such authorization.

d. Schwab Representations and Warranties. In connection with this Section 2, Schwab represents and warrants that:

(i) Schwab’s internal control structure over the processing and transmission of Orders for Fund transactions is suitably designed to prevent or detect on a timely basis Orders received after Market Close from being aggregated with Orders received before Market Close, and to minimize errors that could result in late transmission of Orders to the Funds;

(ii) Schwab will review annually the adequacy of its Internal Control Procedures and will change and modify them as necessary to maintain their adequacy.

(iii) Each Sub-Designee will be required to adopt and implement written internal controls adequate to prevent or detect on a timely basis Orders received after Market Close from being aggregated with Orders received before Market Close (“Sub-Designee Internal Control Procedures”);

(i) Each Sub-Designee will be required to review annually the adequacy of its Sub-Designee Internal Control Procedures and to change and modify them as necessary to maintain their adequacy.

(v) Upon request by Fund Company, Schwab will provide Fund Company with a description of its Internal Control Procedures and a certification from Schwab that they are adequate as of the most recent annual review as well as a certification that each Sub-Designee has adopted and implemented Sub-Designee Internal Control Procedures that are adequate as of the most recent annual review.

e. Plan Orders. For purposes of processing the Orders of retirement plans for which The Charles Schwab Trust Company (“CSTC”) is trustee or custodian of plan assets (“Plans”), Schwab shall designate and authorize CSTC as its intermediary to receive Orders from Plans (“Plan Orders”) on the Fund’s behalf under Section 2.b. above. For purposes of same day exchange processing of Plan Orders for those Plans electing to participate, Schwab shall also designate and authorize the entities acting as record-keepers to such Plans (“Recordkeepers”), as further intermediaries, to receive instructions for purchase and redemption of Fund shares in proper form from the persons authorized to direct investment of Plan assets (“Instructions”), from which are derived Orders (also “Plan Orders”), on the Fund’s behalf under Section 2.b. above. The parties agree that Plan Orders shall be treated as Orders under the Operating Procedures except as set forth in Section 4 below.

3. NSCC.

a. In General. Unless otherwise agreed to by the parties, each Account maintained at NSCC will be maintained in accordance with Matrix Level 3 (full broker control) as designated by the NSCC.

b. NSCC Covenants. Schwab and Fund Company agree (i) to perform any and all duties, functions, procedures and responsibilities assigned to them by NSCC rules, procedures or other requirements relating to Fund/SERV (“NSCC Fund/SERV Rules”), Defined Contribution Clearance & Settlement (“NSCC DCC&S Rules”), and Networking (“NSCC Networking Rules”), as applicable, in a competent manner; (ii) to maintain facilities, equipment and skilled personnel sufficient to perform the foregoing activities; (iii) that any information provided to the other party through Fund/SERV, DCC&S, or Networking will be accurate, complete, and in the format prescribed by the NSCC; and (iv) to adopt, implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions through Fund/SERV, DCC&S, or Networking and to limit the access to, and the inputting of data into, Fund/SERV, DCC&S, and Networking to persons specifically authorized by the party.

c. Fund/SERV and DCC&S Transactions. On each Business Day, Fund Company agrees (i) to accept and effect changes in its records upon receipt of purchase, redemption and registration instructions from Schwab electronically through Fund/SERV and DCC&S; (ii) to process any instructions received from Schwab through Fund/SERV and DCC&S in a timely manner; and (iii) to confirm or reject any Fund purchase or redemption Order received from Schwab through Fund/SERV and DCC&S prior to the next opening of the New York Stock Exchange (“Market Open”) or to notify Schwab prior to Market Open of any event, such as a systems failure of Fund Company or the NSCC, that would prohibit Fund Company from confirming or rejecting such an Order. Fund Company acknowledges and agrees that its confirmation of any Fund purchase or redemption Order received from Schwab through Fund/SERV and DCC&S will be an acceptance of such Order, and that such acceptance may be revoked only upon Schwab’s receipt of a revocation of acceptance prior to Market Open. If Fund Company does not confirm or reject an Order prior to Market Open or notify Schwab as provided in this Section prior to Market Open, such Order will be deemed confirmed and accepted by Fund Company immediately upon Market Open.

d. Networking. For each Account established and/or maintained pursuant to Networking, Fund Company shall accept and effect changes in its records upon receipt of instructions, communications and actions from Schwab electronically through Networking without supporting documentation from Schwab or the beneficial owners of Fund shares. Fund Company shall be responsible for processing any such instructions, communications or actions from Schwab and for executing the instructions of Schwab in a timely manner. Each Account will be maintained in accordance with Matrix Level 3 (full broker control) as designated by the NSCC.

4. Trade Processing.

a. Transmission of Orders and Plan Orders. Schwab will transmit Orders to Fund Company via NSCC in a Fund/SERV file format and will transmit Plan Orders to Fund Company via NSCC in a DCC&S file format, except as stated below. Schwab agrees that:

(i) Orders Transmitted Through NSCC’s Fund/SERV. Except as set forth in Sections 4.a.(iii) and 4.b.(i) below, (1) Orders received by Schwab or a Sub-Designee prior to the close of the New York Stock Exchange (generally, 4:00 p.m. Eastern Time) (“Market Close”) on any Business Day (“Day 1”) (such Orders are referred to herein as “Day 1 Trades”) will be transmitted by Schwab to Fund Company through NSCC in a Fund/SERV file format in the manner and within the time frame permitted by NSCC Fund/SERV Rules on Day 1 (Schwab will notify Fund Company of the need for exception processing under Section 4.b. by 8:00 p.m. Eastern on Day 1) ; and (2) Orders received by Schwab or a Sub-Designee at or after Market Close on Day 1 (such Orders are referred to herein as “Day 2 Trades”) will be transmitted by Schwab to Fund Company through NSCC in a Fund/SERV file format in the manner and within the time frame permitted by NSCC Fund/SERV Rules on the next Business Day (“Day 2”) (Schwab will notify Fund Company by 8:00 p.m. Eastern on Day 2 in the event of the need for exception processing under Section 4.b.).

(ii) Plan Orders Transmitted Through NSCC’s DCC&S. Except as set forth in Sections 4.a.(iv) and 4.b.(ii) below (1) Plan Orders received by CSTC prior to Market Close on Day 1 or derived from Instructions received by a Recordkeeper prior to Market Close on Day 1 (such Plan Orders are referred to herein as “Day 1 Plan Trades”) will be transmitted by Schwab to Fund Company through NSCC in a DCC&S file format in the manner and within the time frame permitted for such orders by NSCC DCC&S Rules ) on Day 2 (Schwab will notify Fund Company by 8:00 a.m. Eastern on Day 2 in the event of the need for exception processing under Section 4.b.); and (2) Plan Orders received by CSTC at or after Market Close on Day 1 or derived from Instructions received by a Recordkeeper at or after Market Close on Day 1 (such Plan Orders are referred to herein as “Day 2 Plan Trades”) will be transmitted by Schwab to Fund Company through NSCC in a DCC&S file format in the manner and within the time frame permitted for Plan Orders by NSCC DCC&S Rules )on Day 3 (Schwab will notify Fund Company by 8:00 a.m. Eastern on Day 3 in the event of the need for exception processing under Section 4.b.).

(iii) Orders Transmitted Outside NSCC’s Fund/SERV. If transmittal of Orders through NSCC in a Fund/SERV file format is not operationally feasible in accordance with these Operating Procedures, except as set forth in Section 4.b.(i) below, (1) Orders received by Schwab or a Sub-Designee prior to Market Close on Day 1 will be transmitted by Schwab to the Fund by other means by 8:00 p.m. Eastern Time on Day 1 (also “Day 1 Trades”); and (2) Orders received by Schwab or Sub-Designees at or after Market Close on Day 1 will be transmitted by Schwab to the Fund by other means by 8:00 p.m. Eastern Time on Day 2 (also “Day 2 Trades”).

(iv) Plan Orders Transmitted Outside NSCC’s DCC&S. If transmittal of Plan Orders through NSCC in a DCC&S file format is not operationally feasible under these Operating Procedures, (1) Plan Orders received by CSTC prior to Market Close on Day 1 or derived from Instructions received by a Recordkeeper prior to Market Close on Day 1 will be transmitted by Schwab to Fund Company by other means by 9:00 a.m. Eastern time on Day 2 (also “Day 1 Plan Trades”); and (2) Plan Orders received by CSTC at or after Market Close on Day 1 or derived from Instructions received by a Recordkeeper at or after Market Close on Day 1 will be transmitted by Schwab to Fund Company by other means by 9:00 a.m. Eastern time on Day 3 (also “Day 2 Plan Trades”).

b. Transmission Exceptions. Notwithstanding Sections 4.a.(i) through (iii) above, Fund Company agrees that:

(i) Next Day Transmittal of Orders. If Schwab is prevented from transmitting Day 1 Trades to Fund Company through NSCC’s Fund/SERV or outside of NSCC’s Fund/SERV on Day 1 due to unforeseen circumstances (such as computer system failures experienced by Schwab, or the NSCC, natural catastrophes, or other emergencies or human error), provided that Schwab notifies Fund Company of such contingency prior to 8:00 p.m. Eastern Time on Day 1, Schwab may:

(1) transmit such Day 1 Trades to the Fund through NSCC in a Fund/SERV file format prior to 8:00 p.m. Eastern Time on Day 2, provided further that Schwab notifies Fund Company of the Day 1 Trade information prior to Market Open on Day 2; or

(2) transmit such Day 1 Trades through means other than NSCC’s Fund/SERV prior to Market Open on Day 2;

(ii) Next Day Transmittal of Plan Orders. If Schwab is prevented from transmitting Day 1 Plan Trades to Fund Company through NSCC in a DCC&S file format in accordance with Section 4.a.(ii) due to unforeseen circumstances (such as computer system failures experienced by Schwab or by the NSCC, natural catastrophes, or other emergencies or human error), provided that Schwab notifies Fund Company of such contingency by 8:00 a.m. Eastern on Day 2, Schwab may transmit the Day 1 Plan Trades through means other than NSCC’s DCC&S by 9:00 a.m. Eastern time on Day 2; and

(iii) Rejected Trades Remediated. In the event that Fund Company rejects a Day 1 Trade transmitted via NSCC in a Fund/SERV file format or a Day 1 Plan Trade transmitted via NSCC in a DCC&S file format (or notifies Schwab pursuant to Section 3.c.(iii) above that it would have rejected the Day 1 Trade or the Day 1 Plan Trade had there not been systems error), and the parties agree that such rejection can be remediated by Schwab, Schwab may follow the procedures for transmitting Orders set forth in Sections 4.b.(i)(1) or (2) above for Day 1 Trades or the procedures for transmitting Plan Orders set forth in Section 4.b.(ii) above for Day 1 Plan Trades.

5. Fund’s Pricing of Orders. If timely transmitted by Schwab in accordance with Section 4.a. above for regular processing, or in accordance with Section 4.b. above for exception processing upon notification, Fund Company agrees that (a) Day 1 Trades and Day 1 Plan Trades will be effected at the net asset value of each Fund’s shares (“Net Asset Value”) calculated as of Market Close on Day 1, and (b) Day 2 Trades and Day 2 Plan Trades will be effected at the Net Asset Value calculated as of Market Close on Day 2. Fund Company agrees that, consistent with the foregoing, Day 1 Trades and Day 1 Plan Trades will have been received by the Fund prior to Market Close on Day 1, and Day 2 Trades and Day 2 Plan Trades will have been received by the Fund prior to Market Close on Day 2, for all purposes, including, without limitation, settlement and effecting distributions.

6. Order Settlement.

a. Settlement Date. Schwab and Fund Company will settle Day 1 Trades and Day 1 Plan Trades on Day 2, including settling Day 1 Trades and Day 1 Plan Trades rejected and subsequently remediated prior to Market Open on Day 2 pursuant to Section 3.c.(iii), and will settle Day 2 Trades and Day 2 Plan Trades on Day 3, including settling Day 2 Trades and Day 2 Plan Trades rejected and subsequently remediated prior to Market Open on Day 3 pursuant to Section 3.c.(iii) (each, respectively, a “Settlement Date”).

b. Method of Settlement. All Orders transmitted outside of Fund/SERV shall be settled outside of Fund/SERV on the appropriate Settlement Date set forth in Section 6.a. above. At Schwab’s sole discretion, Schwab and Fund Company shall settle Orders transmitted via Fund/SERV either outside of the NSCC’s money settlement process or through the NSCC’s money settlement process on the appropriate Settlement Date as set forth in Section 6.a. above.

c. Wire Settlement. With respect to settlement outside NSCC’s money settlement process,

(i) Schwab will transmit the aggregate purchase price of all the purchase Orders for a given trade date to the Fund by wire transfer on the appropriate Settlement Date;

(ii) Fund Company will cause the Fund(s) to send to Schwab the aggregate proceeds of all redemption Orders for the Fund(s) placed by Schwab on a given trade date on the appropriate Settlement Date. Such redemption proceeds will be sent by wire transfer on the Settlement Date for the redemption Orders; provided that Fund Company may, in its discretion, send such proceeds by check if the aggregate amount is less than $250. Wire transfers of redemption proceeds shall be separate from wire transfers for other purposes;

(iii) Each wire transfer of redemption proceeds shall indicate, on the Fed Funds wire system, the amount thereof attributable to each Fund; provided, however, that if the number of entries would be too great to be transmitted through the Fed Funds wire system, Fund Company shall, on the day the wire is sent, notify Schwab of such entries. The cost of the wire transfer is the responsibility of the party sending the wire. The interest cost associated with any delayed wire is the responsibility of the party sending the wire and will be charged at the Federal Funds rate, or if applicable, as set forth in Section 6.e. above for Fund Company; and

d. Notification of Extended Settlement. Should a Fund need to extend settlement on an aggregate trade, Fund Company must contact Schwab by 7:00 p.m. Eastern Time on trade date to discuss the extension. For purposes of determining the length of settlement on an aggregate trade, Fund Company agrees to treat shareholders that hold Fund shares through the Account the same as it treats all other shareholders, including those that hold Fund shares directly with the Fund and those that hold indirectly through another financial intermediary. Each party shall be responsible for the interest cost associated with such party’s failure to settle trades in a timely fashion, which interest will be charged at the Federal Funds rate or, if applicable, as set forth in Section 6.e. below for Fund Company.

e. Interest on Late Settlement. If Fund Company does not settle redemption orders on Settlement Date and has not contacted Schwab by 7:00 p.m. Eastern Time on trade date to discuss such extension of settlement (even if such extension is due to a systems problem unknown on trade date), then Schwab may, at its option, take any or all of the actions set forth below.

(i) Charge interest on the amount of the redemption proceeds due to it, as follows:

(1) For the first day, (A) Schwab may charge Fund Company interest at the Federal Funds “offered” rate for such day as published in The Wall Street Journal if the amount does not exceed $1 million, or (B) Schwab may charge Fund Company interest at the Prime Rate for such day as published in The Wall Street Journal if the amount exceeds $1 million; and

(2) For each day following the first day, Schwab may charge Fund Company interest at the Prime Rate for each such day as published in The Wall Street Journal, plus 2% per annum; and

(ii) Upon notice to Fund Company, on any subsequent Settlement Date and for so long as such redemption proceeds are due to it:

(1) Schwab may settle purchase orders and redemption orders net of each other for such Fund; and/or

(2) Schwab may net any redemption proceeds still due to it against any net or gross purchase amount due from it from such Fund.

f. Inability to Verify Redemption Proceeds. For settlement outside of NSCC, in the event that a Fund cannot verify redemption proceeds, Fund Company agrees to settle trades and forward redemption proceeds in accordance with these Operating Procedures based on information provided by Schwab. Schwab will be responsible for the accuracy of all trade information provided by it.

7. Distributions.

a. Payment Information Required. For each Account, Fund Company shall provide all distribution and dividend information to Schwab in writing by 3:00 p.m. Eastern time, unless another time is agreed to in writing by the parties, to enable Schwab to pay distributions to MFMP investors on or as close to payable date as practicable. As to each Fund, Fund Company or such Fund shall provide Schwab with (i) the record date, ex-dividend date, and payable date with respect to a Fund as soon as practicable after it is announced, but no later than three (3) Business Days prior to record date, (ii) the record date share balance in the Omnibus Account and the distribution rate per share on the first Business Day after record date, and (iii) the reinvest price per share as soon as it is available. Other distribution information required by Schwab from time to time for payment of distributions to its MFMP investors shall be provided by Fund Company on such dates as are agreed upon between Schwab and Fund Company, but no later than payable date.

b. Reinvest Account. For each Account designated for the reinvestment of distributions and dividends, and for purposes of effecting cash distributions and dividends through such Account for MFMP investors who have elected through Schwab to receive their capital gains distributions and/or dividends in cash, prior to 10:00 a.m., Eastern Time, on the next Business Day following receipt of the reinvest price per share (R+1), Schwab shall give notification to Fund Company in a manner agreed to by the parties of the aggregate number of Fund shares which resulted from reinvestment of distributions or dividends for MFMP investors who had elected to receive distributions in cash. Fund Company shall make an adjusting reconciling transaction to void the purchase of such number of shares at the reinvest price per share. Schwab shall use the proceeds from such adjusting reconciling transaction to pay the distribution or dividend in cash to MFMP investors who have elected to receive such distributions or dividends in cash. Processing and settlement of any adjusting reconciling transaction shall be by one of the following methods, at Schwab’s sole discretion:

(i) Schwab shall include such adjusting reconciling transaction in its Fund/SERV transmission on R+1, and Fund Company or Fund shall pay the proceeds from such adjusting reconciling transaction through the NSCC’s money settlement process on the next Business Day (R+2); or

(ii) Fund Company or Fund shall wire the proceeds resulting from such adjusting reconciling transaction to the designated Schwab bank account on the same Business Day (R+1).

c. Cash Account. For any Account designated for the payment of distributions and dividends in cash, Fund Company shall either, at Schwab’s sole discretion and upon Schwab’s direction, (i) pay to Schwab through the NSCC’s money settlement process on R+2 the full amount of such capital gains distributions and/or dividends, or (ii) wire to the designated Schwab bank account the full amount of such capital gains distributions and/or dividends on R+1.

d. Daily Dividend Funds Method of Accrual. Each Fund that pays daily dividends shall accrue dividends commencing on the settlement date for the purchase of Fund shares and terminating on, but including, the trade date for the redemption of Fund shares.

e. Daily Dividend Funds Required Information. For each Fund that pays daily dividends, Fund Company shall provide to Schwab on a daily basis the following record date information via the NSCC’s Mutual Fund Profile Service, Networking, or other mutually agreed upon means: daily rate, cumulative daily rate for the period, account share balance, account accrual dividend amount (for that day), weekend and holiday accrual methodology, account accrual dividend amount (for period to date), and account transfers and period-to-date accrual amounts.

f. Interest on Late Settlement of Distributions. If Fund Company has not paid to Schwab the cash proceeds of the adjusting reconciling transaction required in a reinvest Account under Section 7.b. or the cash proceeds required in a cash Account under Section 7c, either through the NSCC’s money settlement process on R+2 or, at Schwab’s direction, by wire transfer outside of the NSCC’s money settlement process on R+1 (each a “Due Date”), then Fund Company shall pay interest, if charged by Schwab, on the amount of any cash proceeds outstanding on or after the Due Date as set forth in Section 7.f.(i) and (ii) below. Notification under Section 6.d. is not applicable to, and shall have no effect on Schwab’s rights under, this Section 7.f.

(i) For the Due Date, (1) Schwab may charge Fund Company interest at the Federal Funds “offered” rate for such day as published in The Wall Street Journal if the amount does not exceed $1 million, or (2) Schwab may charge Fund Company interest at the Prime Rate for such day as published in The Wall Street Journal if the amount exceeds $1 million.

(ii) For each day following the Due Date, Schwab may charge Fund Company interest at the Prime Rate for each such day as published in The Wall Street Journal, plus 2% per annum.

8. Transfer of Accounts.

a. ACATS-Fund/SERV Service. The parties agree to participate in the NSCC’s Automated Customer Account Transfer Services (ACATS)-Fund/SERV service. Fund Company and Schwab shall process transfers between accounts held with Schwab or other street name brokers or banks and the Accounts on the Fund’s records through NSCC’s ACATS-Fund/SERV service immediately upon receipt of instructions.

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b. Non-ACATS-Fund/SERV Transfers. For the purpose of expediting transfers from accounts that must be processed outside of NSCC’s ACAT-Fund/SERV service, Fund Company agrees to transfer shares between accounts immediately upon receipt of instructions for MFMP investors or other street name brokers held directly with a Fund and the Account on the Fund’s records by (i) accepting change of dealer maintenance or transaction instruction through Networking, or (ii) if Networking is not available, by accepting by facsimile transmission a summary sheet of information indicating the customers’ names, account numbers, the Fund affected, and the number of shares to be re-registered or liquidated (“Summary Sheet”).

c. Signature Guarantee. Schwab represents and warrants that for each transfer and liquidation transfer it initiates pursuant to Sections 8.a. and b. above, it holds each underlying instruction for re-registration or liquidation signed by its customer, and that its customer’s signature on such instruction is signature guaranteed by Schwab pursuant to the New York Stock Exchange’s Medallion Signature Program. Schwab will retain these documents for the period required by any applicable law rule or regulation.

d. Indemnification. Schwab agrees to indemnify and hold harmless Fund Company, the Fund and each director, officer, employee and agent of Fund Company (“indemnified person”) from and against any and all Losses incurred by any of them arising out of the impropriety of any transfer or liquidation transfer initiated by it and effected by the Fund at Schwab’s instruction in reliance on this Section 8 to the same extent as provided under the New York Stock Exchange’s Medallion Signature Program, except to the extent such Losses arise out of the failure of any indemnified person to comply with the instructions provided by Schwab as set forth in Sections 8.a. and b. above.

e. Settlement of Liquidation Transfers. Fund Company agrees to settle proceeds resulting from liquidation transfers with Schwab as set forth in Section 6 above.

f. No Individual FBO Accounts. Fund Company shall process all transfer and liquidation requests into the appropriate Account. At no time shall any Fund establish any separate account registered to Schwab for the benefit of an individual shareholder. In the event any such account is mistakenly opened, Schwab reserves the right to instruct the Fund to move Fund shares to the Account. Fund Company further agrees that it shall provide notification to Schwab prior to effecting transfers of shares into the Account(s), and shall not effect transfers of shares out the Account(s) without Schwab’s instruction, as provided in Sections 8.a. and b. above.

g. Qualified Custodian Status. Schwab represents and warrants that it is qualified as a custodian to accept in the Accounts shares from Fund IRA, Keogh or 401(k) accounts.

h. Confirmation of Transfers. Fund Company must confirm to Schwab the completion of each transfer on the day it occurs. The confirming information shall include the number of shares, date (“as of” date if unavoidable delay), transaction date, account number of the customer and the Account, registration, accrued dividends and account type (i.e., IRA, Keogh, 401(k), etc.).

i. Trailing Dividends. Transfer processing after record date but prior to payable date will include all accrued dividends. Each Fund is responsible for monitoring all completed full transfers for “trailing” dividends. Should a “trailing” dividend appear in an account, a Fund shall send such dividend to Schwab within five (5) Business Days, along with a specific written notification thereof. Notification shall include details of the dividend and customer, including the customer’s social security number or taxpayer identification number, and/or the account number for the Account to which the transfer was made.

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j. Share Certificates. If MFMP investors submit share certificates for transfer into their Schwab brokerage accounts, Schwab will send such certificates, properly endorsed to the applicable Fund, for transfer into the Account with such Fund. Upon Schwab’s request, Fund Company agrees to provide the status of said certificates and book share balances.

9. General.

a. Record Maintenance.

(i) Schwab maintains records for each of its customers who holds Fund shares through the Account, which records include:

(1) Number of shares;

(2) Date, price and amount of purchases and redemptions (including dividend reinvestments) and date and amounts of dividends paid for at least the current year to date;

(3) Name and address of each of its customers, including zip codes and social security numbers or taxpayer identification numbers;

(4) Records of distributions and dividend payments;

(5) Any transfers of shares; and

(6) Overall control records.

(ii) Schwab posts transactions in Fund shares to its customers’ brokerage accounts.

b. Shareholder Communication.

(i) Fund Company shall arrange with Schwab, or a mailing agent designated or approved by Schwab, for the distribution of the materials listed below to all of Schwab’s customers who hold Fund shares, which distribution shall be so arranged by Fund Company as to occur immediately upon the effective date of the materials:

(1) All proxy or information statements prepared for circulation to shareholders of record of such Fund;

(2) Annual reports;

(3) Semi-annual reports;

(4) Quarterly reports (if applicable); and

(5) All updated prospectuses, supplements and amendments thereto.

Fund Company shall be responsible for providing the materials and for Schwab or the mailing agent’s fees in connection with this service as well as for timely distribution. Fund Company agrees to have Schwab or the mailing agent consolidate mailings of material to shareholders of more than one Fund if the mailing is identical for all Funds in the Fund Company family.

(ii) In addition to the materials listed above, Fund Company agrees to provide directly to Schwab all prospectuses, statements of additional information and supplements and amendments thereto, and annual and other periodic reports for each Fund in amounts reasonably requested by Schwab for distribution to its customers. Fund Company is obligated to supply these materials to Schwab in a timely manner so as to allow Schwab, at its own expense, to send current prospectuses and statements of additional information and periodic reports, immediately upon their effective dates, to customers and prospective customers requesting them through Schwab. Schwab will also send a current Fund prospectus with purchase trade confirmations for the initial purchase of a Fund. Fund Company shall notify Schwab immediately of any change to a Fund’s prospectus.

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(iii) If Schwab acts as clearing broker in an omnibus relationship with a correspondent bank or broker (“Correspondent”), upon the request of Schwab, Fund Company shall also provide to Schwab, in a timely manner, sufficient supplies of Fund materials identified in Sections 9(b)(i) and 5(b)(ii) for Schwab to give to Correspondent for the distribution of such materials to Correspondent’s customers who hold Fund shares.

(iv) Fund Company shall ensure that the prospectus of each of its Funds discloses that a broker may charge transaction fees on the purchase and/or sale of Fund shares. Fund Company shall also ensure that either the prospectus, or the statement of additional information (“SAI”) if the SAI is incorporated in the prospectus, of each of its Funds discloses that:

(1) the Fund has authorized one or more brokers to receive on its behalf purchase and redemption Orders;

(2) such brokers are authorized to designate other intermediaries to receive purchase and redemption Orders on the Fund’s behalf;

(3) the Fund will be deemed to have received a purchase or redemption Order when an authorized broker or, if applicable, a broker’s authorized designee, receives the Order;

(4) customer Orders will be priced at the Fund’s Net Asset Value next computed after they are received by an authorized broker or the broker’s authorized designee and accepted by the Fund;

(5) the performance of the Fund may be compared in publications to the performance of various indices and investments for which reliable performance data is available;

(6) the performance of the Fund may be compared in publications to averages, performance rankings, or other information prepared by recognized mutual fund statistical services; and

(7) the annual report contains additional performance information and will be made available to investors upon request and without charge.

(v) Schwab mails statements to its customers on a monthly basis (or as to accounts in which there has been no activity in a particular month, no less frequently than quarterly) showing, among other things, the number of shares of each Fund owned by such customer and the net asset value of each such Fund as of a recent date.

(vi) Schwab responds to customer inquiries regarding, among other things, share prices, account balances, dividend amounts and dividend payment dates. With respect to Fund shares purchased by customers, Schwab provides average cost basis reporting to assist customers in the preparation of income tax returns.

c. Dividend and Distribution Reporting.

(i) For annual tax reporting purposes, Fund Company shall inform Schwab by January 15 of the portion of each Fund’s distributions for the previous calendar year that include dividends, capital gains, and tax reclassifications; and by February 15, the portion of each Fund’s distributions for the previous calendar year that include foreign source income, tax exempt income by state of origin or return of capital, U.S. government obligation interest, creditable and non-creditable foreign tax, dividends eligible for the corporate dividends received deductions, and redemption proceeds and throwback dividends.

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(ii) In conformance with its status as a broker/dealer holding its customers securities in street name, Schwab shall prepare and file with the appropriate governmental agencies, such information, returns and reports as are required to be so filed for reporting (i) dividends and other distributions made, (ii) amounts withheld on dividends and other distributions and payments under applicable federal and state laws, rules and regulations and (iii) gross proceeds of sales transactions as required.

d. Mergers, Splits and Reorganization Activities. Upon notice from Fund Company as set forth in this Section 9.d., Schwab shall effect mergers, splits, reverse splits and other corporate actions and reorganization activities (collectively “Fund Events”) of a Fund for its customers. The notice must state the record date and type of Fund Event, and must be received by Schwab at least three Business Days prior to the record date of the Fund Event. By 6:00 p.m. Eastern time on the record date of such Fund Event, Fund Company shall provide all relevant information related to the Fund Event, including, for example and as applicable, factors, field inputs, the ratio of a split, and factor of merged shares.

e. Pricing information. On every Business Day, Fund Company will provide to Schwab prior to 7:00 p.m., Eastern Time, each Fund’s closing Net Asset Value and public offering price (if applicable) for that day and/or notification of no price for that day. Fund Company shall provide such information on a best efforts basis taking into consideration any extraordinary circumstances arising at the Fund (e.g. natural disasters, etc.).

f. Notice of Closing. Fund Company will provide at least two (2) days prior written notice to Schwab if Fund Company will be closed for business on any Business Day or portion thereof from Market Open through Market Close.

g. Price, Distribution Rate and Other Errors.

(i) In the event adjustments are required to correct any error in the computation of the Net Asset Value or public offering price of a Fund’s shares, in the distribution rate for a Fund’s shares, or otherwise, Fund Company shall notify Schwab upon discovering the need for such adjustments. Notification may be made orally, but must be confirmed in writing.

(ii) Schwab and Fund Company shall agree promptly and in good faith to a resolution of the error, and no adjustment for the error shall be taken in the Account until such agreement is reached. Following resolution, upon request by Schwab, Fund Company shall provide Schwab with written notification of the resolution. The letter shall be written on Fund Company letterhead and shall state for each day on which an error occurred the incorrect price or rate, the correct price or rate, and the reason for the price or rate change. Fund Company agrees that Schwab may send this writing, or derivation thereof, to Schwab’s MFMP investors whose accounts are affected by the price or rate change.

(iii) If an MFMP investor has received cash in excess of what he or she is entitled, Schwab will, when requested by Fund Company, and to the extent practicable and permitted by law, debit the customer’s brokerage account in the amount of such excess, but only to the extent of any cash in the account, and repay it to the Fund. In no event, however, shall Schwab be liable to Fund Company or the Fund for any such amounts, unless the error was caused Schwab’s breach of this Agreement or its willful misconduct or negligence in the performance of, or failure to perform, its obligations under this Agreement. Upon the request of Fund Company, Schwab shall provide Fund Company with the name of Schwab’s customer and other relevant information concerning the customer’s brokerage account to assist Fund Company in the collection from Schwab’s customer of any such excess amount not repaid to the Fund.

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(iv) If an adjustment is necessary to correct an error which has caused Schwab’s customers to receive dollars or shares less than that to which they are entitled, the Fund shall, as appropriate and as mutually agreed by the parties pursuant to Section 9.g.(ii) above, make all necessary adjustments to the number of shares owned in the Account and/or distribute to Schwab any and all amounts of the underpayment. Schwab will credit the appropriate amount of such shares or payment to each MFMP investor.

(v) For purposes of making adjustments, including the collection of overpayments, Fund Company agrees to treat shareholders that hold Fund shares through the Account the same as it treats all other shareholders, including those that hold Fund shares directly with the Fund and those that hold indirectly through another financial intermediary. When making adjustments for an error, a Fund shall not net transactions for that day in the Account.

h. Redemptions in Kind. Fund Company represents that each Fund that has reserved the right to redeem in kind has filed Form N-18F-1 with the Securities and Exchange Commission. For purposes of complying with the Fund’s election on Form N-18F-1, Fund Company agrees that it will treat as a “shareholder” each shareholder that holds Fund shares through the Account, provided that Schwab provides to Fund Company, upon request, the name or account number, number of Fund shares and other relevant information for each such shareholder. Fund Company acknowledges that treatment of Schwab as the sole shareholder of Fund shares held in the Account for purposes of applying the limits in Rule 18f-1 under the 1940 Act would be inconsistent with the intent of Rule 18f-1 and the Fund’s election on Form N-18F-1 and could unfairly prejudice shareholders that hold Fund shares through the Account.

i. Suspension of Purchases. Upon notice to Fund Company, Schwab may suspend purchases by any or all segments of MFMP investors of any or all classes of Fund shares made available through the MFMP for any period of time.

j. New Processing Systems. Fund Company agrees to cooperate to the extent possible with Schwab as Schwab develops and seeks to implement new processing systems for the MFMP.

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GMO

Form 5v5

OPERATING AGREEMENT

This Agreement is made as of April 19, 2000, between Charles Schwab & Co., Inc. (“Schwab”), a California corporation, and each registered investment company executing this Agreement (“Fund Company”), on its own behalf and on behalf of each of its series or classes of shares listed on Schedule I (“Fund(s)”), as amended from time to time. In the event there are no series or classes of shares listed on Schedule I, then the term “Fund” shall mean “Fund Company”.

WHEREAS, Fund Company wishes to have shares of the Fund(s) available to investors for purchase and redemption through Schwab’s Mutual Fund Marketplace@ (“MFMP”);

WHEREAS, certain policies, procedures and information are necessary to enable the Fund(s) to participate in the MFMP; and

WHEREAS, Schwab is willing to permit the Fund(s) to participate in its MFMP pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

1. Operating Procedures

Schwab will open an omnibus account (the “Account”) with each Fund through which it will purchase and redeem shares, settle transactions, reconcile transactions, obtain pricing, reinvest distributions and maintain records in accordance with the Operating Procedures set forth in Exhibit A hereto. In addition, the parties agree to transfer accounts, communicate with Fund shareholders and perform other obligations in accordance with the Operating Procedures.

2. Qualification Requirements

a. Schwab will only place purchase orders for shares of a Fund on behalf of an MFMP investor whose account address recorded on Schwab’s books is in a state or other jurisdiction in which Fund Company has advised Schwab that such Fund has qualified its shares for sale under applicable law. Fund Company shall advise Schwab immediately if any such qualification is terminated or if it wishes Schwab not to place purchase orders for a Fund on behalf of MFMP investors whose account addresses are in a particular state or other jurisdiction.

b. Schwab will, upon request, (i) furnish Fund Company with monthly written statements of the number of shares of each Fund purchased on behalf of MFMP investors whose account addresses are in one or more states or other jurisdictions indicated by Fund Company or (ii) on a daily basis, transmit to an electronic database provider with whom Schwab has established effective systems interfaces information regarding the number of shares of each Fund purchased on behalf of MFMP investors whose account addresses are in each state for

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retrieval by Fund Company. Fund Company shall be responsible for all reasonable fees and other reasonable charges of such database provider in connection with Schwab’s transmission of such information to and Fund Company’s retrieval of such information from such database provider.

3. Compliance Responsibilities

a. Fund Company is responsible for (i) the compliance of each prospectus, registration statement, annual or other periodic report, proxy statement and item of advertising or marketing material of or relating to each Fund with all applicable laws, rules and regulations (except for advertising or marketing material prepared by Schwab that was not published or provided to Schwab by or on behalf of Fund Company or any Affiliate (defined below) or accurately derived from information published or provided by or on behalf of Fund Company or any Affiliate), (ii) the distribution and tabulation of proxies in accordance with all applicable laws, rules and regulations (except for such proxy related services provided by Schwab’s mailing agent), (iii) the registration or qualification of the shares of each Fund under all applicable laws, rules and regulations, and (iv) the compliance by Fund Company and each Affiliate of Fund Company, as that term is defined below, with all applicable laws, rules and regulations (including the Investment Company Act of 1940, as amended (the “1940 Act”), and the Investment Advisers Act of 1940, as amended), and the rules and regulations of each self-regulatory organization with jurisdiction over Fund Company or Affiliate, except to the extent that the failure to so comply by Fund Company or any Affiliate is caused by Schwab’s breach of this Agreement. Fund Company’s responsibilities under Sections 3(a)(i) to 3(a)(iv) include, but are not limited to, compliance of information published, distributed, or made available, and activities conducted through, the Internet and any other electronic medium. For purposes of this Agreement, an “Affiliate” of a person means (i) any person directly or indirectly controlling, controlled by, or under common control with, such person, (ii) any officer, director, partner, corporation, or employee of such person, and (iii) if such person is an investment company, any investment advisor thereof or any member of the advisory board thereof.

b. In the event that the Account holds five percent (5%) or more of the outstanding Fund shares, Fund Company will be responsible for requesting Schwab to confirm its status as shareholder of record and to confirm whether any MFMP investor beneficially owns five percent (5%) or more of the outstanding Fund shares through its Schwab brokerage account. For this purpose, Fund Company shall indicate in its inquiry the number of Fund shares that equal five percent (5%) of outstanding Fund shares. Schwab shall promptly reply to any such inquiries.

c. Schwab is responsible for Schwab’s compliance with all applicable laws, rules and regulations governing Schwab’s performance under this Agreement, except to the extent that Schwab’s failure to comply with any law, rule or regulation is caused by Fund Company’s breach of this Agreement, or its willful misconduct or negligence in the performance or failure to perform its obligations under this Agreement.

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d. Except as otherwise set forth in this Agreement, any communication, instruction or notice made pursuant to this Agreement may be made orally, provided that such oral communication is on a recorded telephone line or is promptly confirmed in writing by facsimile transmission. Schwab is entitled to rely on any communications, instructions or notices which it reasonably believes were provided to it by Fund Company, any Affiliate or their agents authorized to provide such communications, instructions or notices to Schwab. Fund Company is entitled to rely on any communications, instructions or notices it reasonably believes were provided to it by Schwab, or its agents authorized to provide such communications, instructions or notices to Fund Company.

e. Except to the extent otherwise expressly provided in this Agreement, neither party assumes any responsibility hereunder, or will be liable to the other, for any damage, loss of data, delay or any other loss whatsoever caused by events beyond its reasonable control.

f. Fund Company, as to each Fund severally and not jointly, shall indemnify and hold harmless Schwab and each director, officer, employee and agent of Schwab from and against any and all losses, claims, liabilities and expenses (including reasonable attorney’s fees) (“Losses”) incurred by any of them arising out of (i) any untrue statement of material fact or any omission of a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in any prospectus, registration statement, annual or other periodic report or proxy statement of the Fund or in any advertising or promotional material published or provided to Schwab by or on behalf of Fund Company or any Affiliate or accurately derived from information published or provided by or on behalf of Fund Company or any Affiliate, (ii) any violation of any law, rule or regulation relating to the registration or qualification of shares of the Fund, (iii) any breach by Fund Company of any representation, warranty or agreement contained in this Agreement, or (iv) any willful misconduct or negligence by Fund Company or a Fund in the performance of, or failure to perform, its obligations under this Agreement, except to the extent such Losses are caused by Schwab’s breach of this Agreement or its willful misconduct or negligence in the performance, or failure to perform, its obligations under this Agreement. This Section 3(f) shall survive termination of this Agreement.

4. Account Establishment and Maintenance Fees

Fund Company shall pay to Schwab such fees as are set forth on Schedule II hereto to reimburse Schwab for its costs in establishing and maintaining Account(s) for each Fund. The fee shall be paid at the time and in the manner set forth in Schedule II.

5. Representations and Warranties

a. Fund Company represents and warrants that:

(i) Fund Company is in compliance with the conditions and qualifications set forth in Rule 2830 of the Conduct Rules of the National Association of Securities Dealers Regulation, Inc. (“NASDR”), as amended from time to time (“Rule 2830”), which enable a member of the National Association of Securities Dealers, Inc. (“NASD”) to offer or sell shares of Fund Company;

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(ii) each Fund Company designated “NL” on Schedule I is a “no-load” or “no sales charge” Fund Company as defined in Rule 2830; and

(iii) each Fund marked with an asterisk on Schedule I has no sales charge, as that term is defined in Rule 2830, and, if such Fund has a distribution or shareholder servicing plan maintained or adopted pursuant to Rule 12b-1 under the 1940 Act (“Rule 12b-1 Plan”), such Fund’s Rule 12b-1 Plan does not exceed 25 basis points per annum.

b. Schwab represents and warrants that it is a member of the NASD.

C. If the foregoing representations and warranties made by Fund Company and Schwab are no longer accurate then Fund Company or Schwab, as appropriate, will promptly notify the other party thereof.

6. Use of Parties’ Names

a. Without Schwab’s prior written consent, Fund Company will not cause or permit the use, description, or reference to Schwab, or to the relationship contemplated by this Agreement in any advertisement or promotional materials or activities, including, without limitation, any advertisement or promotional materials published, distributed, or made available, or any activity conducted through, the Internet or any other electronic medium.

b. Fund Company authorizes Schwab to use the names or other identifying marks of Fund Company and Fund in connection with the operation of the MFMP.

C. Fund Company may withdraw this authorization as to any particular use of any such name or identifying marks at any time (i) upon Fund Company’s reasonable determination that such use would have a material adverse effect on the reputation or marketing efforts of Fund Company or such Fund, or (ii) if any of the Funds cease to be available through the MFMP; provided, however, that Schwab may, in its discretion, continue to use materials prepared or printed prior to the withdrawal of such authorization or in the process of being prepared or printed at the time of such withdrawal.

7. Proprietary Information

Each party hereto acknowledges that the identities of the other party’s customers, information maintained by such other party regarding those customers, and all computer programs and procedures developed by such other party or such other party’s Affiliates or agents in connection with such other party’s performance of its duties hereunder constitute the valuable property of such other party. Each party agrees that should it or its Affiliate or agent come into possession of any list or compilation of the identities of or other information about the other party’s customers, or any other property of such party, pursuant to this Agreement or any other agreement related to services under this Agreement, the party who acquired such information or property, or whose Affiliate or agent acquired such information or property, shall use its best

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efforts to hold, or to cause its Affiliate or agent to hold, such information or property in confidence and refrain from using, disclosing, or distributing any of such information or other property, except (i) with the other party’s prior written consent, or (ii) as required by law or judicial process. Each party acknowledges that any breach of the foregoing agreements as to another party would result in immediate and irreparable harm to such other party for which there would be no adequate remedy at law and agrees that in the event of such a breach such other party will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

8. Assignability

This Agreement is not assignable by either party without the other party’s prior written consent, and any attempted assignment in contravention hereof shall be null and void and not merely voidable; provided, however, that Schwab may, without the consent of Fund Company, assign its rights and obligations under this Agreement to any Affiliate.

9. Exhibits and Schedules; Entire Agreement

All Exhibits and Schedules to this Agreement, as they may be amended from time to time, are by this reference incorporated into and made a part of this Agreement. This Agreement (including the Exhibits and Schedule hereto) constitutes the entire agreement between the parties as to the subject matter hereof and supersedes any and all agreements, representations and warranties, written or oral, regarding such subject matter made prior to the date on which this Agreement has been executed and delivered by Schwab and Fund Company.

10. Amendment

This Agreement may be amended only by a writing executed by each party hereto that is to be bound by such amendment, except as provided in this Section 10. Exhibit A and Schedule II may each be amended by Schwab on forty (40) days’ written notice to Fund Company or such earlier time as shall be agreed to by the parties. Exhibits B and C shall be amended by Fund Company in the event of any change to the information contained therein.

11. Governing Law

This Agreement shall be governed by and interpreted under the laws of the State of California, applicable to contracts between California residents entered into and to be performed entirely within the state.

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12. Arbitration.

In the event of a dispute between Fund Company and Schwab relating to or arising out of this Agreement or the relationship of the parties hereto, the parties will submit the matter to arbitration in accordance with paragraphs a, b, and c below.

a. Arbitration will be held in San Francisco, California, in accordance with the rules and regulations of the NASD, except, (i) in the event that the NASD is unwilling to accept jurisdiction of the matter, such arbitration will be held in San Francisco, California in accordance with the rules and regulations of the American Arbitration Association, and (ii) in the event that a non-party to this Agreement brings an arbitration against Schwab or Fund Company relating to or arising out of this Agreement, then the parties agree to arbitrate in whichever arbitration forum such arbitration is brought.

b. If the arbitration is brought by one of the parties hereto, the number of arbitrators will be three (3), and they will be selected in accordance with the rules and regulations of the NASD or American Arbitration Association, as appropriate. The arbitrators shall be attorneys specializing in securities law. Any award of the arbitrators will be limited to compensatory damages and will be conclusive and binding upon the parties. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1-16 to the exclusion of state laws inconsistent therewith, and judgment upon the award may be entered in any court having jurisdiction.

C. Each party will bear its own expenses, including legal and accounting fees, if any, with respect to the arbitration. The arbitrator will designate the party to bear the expenses of the arbitration or the respective amounts of such expense to be borne by each party. Any costs, fees or taxes involved in enforcing the award shall be fully assessed against and paid by the party resisting enforcement of the award.

d. Nothing in this Section 12 will prevent either party from resorting to judicial proceedings or otherwise for injunctive relief to prevent serious irreparable harm or injury to a party or to others.

13. Effectiveness and Termination

a. The effective date of this Agreement as to any Fund shall be the later of the date on which this Agreement is made or the date set forth opposite the name of the Fund on Schedule I.

b. This Agreement may be terminated as to any Fund by Schwab immediately upon written notice to Fund Company. This Agreement may be terminated as to any Fund by Fund Company upon thirty (30) days’ written notice to Schwab.

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C. Upon the termination date for any Fund, Schwab will no longer make the Fund shares available for purchase by investors through the MFMP. Schwab reserves the right to transfer the Fund shares of MFMP investors out of the Account. If Schwab continues to hold the Fund shares on behalf of MFMP investors in the Account, the parties agree to be obligated under, and act in accordance with, the terms and conditions of this Agreement with respect to such shares.

14. Limitation of Liability Schwab acknowledges and agrees that, to the extent trustees or officers of Fund Company are regarded as entering into this Agreement, they do so only as trustees or officers and not individually and that the obligations of the Agreement are not binding upon any such trustee or officer individually, but are binding only upon the assets and property of Fund Company attributable to a particular class or series of Fund Company.

IN WITNESS WHEREOF, this Agreement has been executed by a duly authorized representative of the parties hereto.

CHARLES SCHWAB & CO., INC.		GMO TRUST, on its own behalf and on behalf of each Fund listed on Schedule I hereto, as amended from time to time

By:	/s/ Fred Potts	By:	/s/ Elaine M. Hartwett
	Fred Potts		Name: Elaine M. Hartwett
	Vice President/Mutual Funds		Title: Vice President
	Operations Administration		Date: April 19, 2000

Date:	5/2/00

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SCHEDULE I

TO THE OPERATING AGREEMENT

Fund Company/Funds	Effective Date
GMO Trust NL
GMO Foreign Fund, Class III SI; FEE 2	4/11/00
GMO International Core Fund, Class III Kasp	4/11/00
GMO Inflation Indexed Bond Fund, Class III SI; FEE 2	4/11/00
GMO U.S. Core Fund, Class III SI; FEE 2	4/11/00
GMO Value Fund, Class III SI; FEE 2	4/11/00

NL	Indicates that Fund Company is a “no-load” or “no sales charge” Fund Company as defined in Rule 2830.
*	Indicates that Fund has no sales charge, as defined in Rule 2830, and that such Fund’s Rule 12b-1 Plan, if any, does not exceed 25 basis points per annum.
SI	Indicates that Fund is available only to MFMP investors through Schwab Institutional or another advice program offered or made available by financial institutions clearing transactions through Schwab.
Kasp	Indicates that Fund is available only to MFMP investors who are clients of Kaspic & Co.
FEE 2	Indicates that Fund is subject to Account Maintenance Fees and the terms thereof as set forth on Schedule II.

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SCHEDULE II

TO THE OPERATING AGREEMENT

Fees to Establish and Maintain Account(s) for a Fund

Establishment Fee

The Establishment Fee for the Account(s) for each Fund, except GMO International Core Fund, Class III, shall be $6,000. The Establishment Fee for each Fund shall be paid prior to establishment of the Account(s) for such Fund.

Maintenance Fee

a. The Maintenance Fee as to the Account(s) for each Fund designated “FEE 2” on Schedule I shall be billed in arrears on February 28 (or February 29 in a leap year) and August 31 (each an “Assessment Date”) on the first Assessment Date after the establishment of the Account(s) for the Fund on the Schwab system. The Maintenance Fee as to the Account(s) of a Fund shall continue to be paid as long as there are any shares held in the Account(s). The Maintenance Fee shall be paid by wire transfer within thirty (30) days after Fund Company’s receipt of the invoice. Such wire transfers shall be separate from wire transfers of redemption proceeds or distributions under this Agreement.

b. The Maintenance Fee as to the Account(s) for a Fund is $1,000 per full month of establishment on Schwab’s system since the previous Assessment Date unless the assets held in the Account(s) for the Fund are in excess of $5 million on the Assessment Date. If the assets held in the Account(s) for a Fund are in excess of $5 million on the Assessment Date, then the Maintenance Fee as to the Account(s) for the Fund for such period is $0.

C. For purposes of this calculation, the value of the shares of each Fund will be the net asset value reported by such Fund to the National Association of Securities Dealers, Inc. Automated Quotation System. No adjustments will be made to the net asset values to correct errors in the net asset values so reported for any Assessment Date unless such error is corrected and the corrected net asset value per share is reported to Schwab before 5 o’clock, p.m., San Francisco time, on the next business day after the Assessment Date to which the error relates. A “Business Day” is any day the New York Stock Exchange is open for trading.

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EXHIBIT A

Operating Procedures

1. The Account

a. Schwab will open an Account with each Fund. The Account shall be registered:

Charles Schwab & Co., Inc.

Special Custody Account for the Exclusive Benefit of Customers

Attention: Mutual Funds

10 1 Montgomery Street

San Francisco, California 94104

The Account will be set up for the reinvestment of capital gains and dividend distributions.

b. The Fund shall designate the Account with account numbers. Account numbers will be the means of identification when the parties are transacting in the Account.

C. The parties acknowledge that the Account is an omnibus account in Schwab’s name with shares held by any number of beneficial owners. The parties agree that all Fund shares held by Schwab on behalf an MFMP investor shall be carried in a custody account for the exclusive benefit of customers and shall not be subject to any right, charge, security interest, lien or other claim against Schwab in favor of the Funds or Fund Company.

d. The Account shall be kept open on the Fund’s books regardless of a lack of activity or small position size, except to the extent that Schwab takes specific action to close the Account, or to the extent the Fund’s prospectus reserves the right to close accounts that are inactive. In the latter case, Fund Company will give prior notice to Schwab before closing any Account.

e. Schwab has the right to open additional accounts from time to time to accommodate other investment options and features, and to consolidate existing accounts if and when appropriate to meet the needs of the MFMP. In the event that it is necessary for Schwab to open an account with a Fund for the payment of distributions in cash, the term “Account” shall mean both the account for the reinvestment of capital gains and dividend distributions and the account for the payment of distributions in cash.

f. Schwab reserves the right to issue instructions to each Fund to move shares between the Account and any other account Schwab may open.

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2. Authorization to Receive Orders on Fund’s Behalf

a. Fund Company hereby designates and authorizes Schwab to receive purchase and redemption orders in proper form (“Orders”) from MFMP investors on the Fund’s behalf for purposes of Rule 22c-1 under the 1940 Act, so that any such MFMP investor will receive the share price next computed by the Fund after the time at which such MFMP investor places its Order with Schwab.

b. Fund Company further agrees that Schwab may designate and authorize such intermediaries as it deems necessary, appropriate or desirable (“Sub-Designees”), to receive Orders from their customers on the Fund’s behalf for purposes of Rule 22c-1 under the 1940 Act, so that any such customer will receive the share price next computed by the Fund after the time at which such customer places its Order with Sub-Designee. Schwab shall be liable to Fund Company and the Funds for compliance with the terms of this Section 2 to the same extent as if Schwab itself had acted or failed to act instead of the Sub-Designee.

C. In connection with this Section 2, Fund Company represents and warrants to Schwab that all necessary legal and other actions have been taken to authorize Schwab and any Sub-Designee to receive purchase and redemption Orders from MFMP investors on behalf of the Funds for purposes of Rule 22c-1 under the 1940 Act by each Fund’s board of directors or board of trustees, and that it will cause each Fund’s board of directors or board of trustees to take such necessary legal and other actions regarding the annual review of such authorization.

d. In connection with this Section 2, Schwab represents and warrants that:

(i) Schwab’s internal control structure over the processing and transmission of Orders for Fund transactions is suitably designed to prevent or detect on a timely basis Orders received after Market Close from being aggregated with Orders received before Market Close, and to minimize errors that could result in late transmission of Orders to the Funds;

(ii) it will cause an independent public accountant or other qualified independent party annually to review Schwab’s internal control structure and prepare a written report to Schwab concerning the structure’s adequacy for the obligations undertaken by Schwab under this Agreement, and that upon receipt of its internal control structure report, it will make such report available to Fund Company or any Fund upon written request; and

(iii) it will also require each Sub-Designee to retain an independent public accountant or other qualified independent party annually to review Sub-Designee’s internal control structure and prepare a written report to Schwab and the Sub-Designee concerning the structure’s adequacy for the obligations undertaken by Sub-Designee as set forth in this Agreement, and that, upon its receipt of any internal control structure report of any Sub-Designee, it will make such report available to Fund Company or any Fund upon written request.

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3. NSCC Processing

a. In General. This Section 3 applies to transmissions of Fund transaction and registration data and the settlement of those Fund transactions through the National Securities Clearing Corporation (“NSCC”) Fund/Serv system (‘FUND/SERv”) and transmissions of Account data and the processing of distributions and dividends through the NSCC’s Networking system (“Networking”) on an omnibus basis pursuant to Matrix Level 3 (full broker control).

b. NSCC Representations and Covenants.

(i) Schwab represents that it is a Member of the NSCC and has access to Fund/Serv and Networking. Fund Company represents that either it or its agent is a Fund Member of the NSCC and has access to Fund/Serv and Networking.

(ii) Schwab and Fund Company agree (A) to perform any and all duties, functions, procedures and responsibilities assigned to them by NSCC rules, procedures or other requirements relating to Fund/Serv (“NSCC Fund/Serv Rules”) and Networking ((‘NSCC Networking Rules”), as applicable, in a competent manner; (B) to maintain facilities, equipment and skilled personnel sufficient to perform the foregoing activities; (C) that any information provided to the other party through Fund/Serv or Networking will be accurate, complete, and in the format prescribed by the NSCC; and (D) to adopt, implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions through Fund/Serv or Networking and to limit the access to, and the inputting of data into, Fund/Serv or Networking to persons specifically authorized by the party.

c. Fund/Serv

(i) Transactions Subject to Fund/Serv. On each Business Day, Fund Company agrees (A) to accept and effect changes in its records upon receipt of purchase, redemption and registration instructions from Schwab electronically through Fund/Serv; (B) to process any instructions received from Schwab through Fund/Serv in a timely manner; and (C) to confirm or reject any Fund purchase or redemption order received from Schwab through Fund/Serv prior to the next opening of the New York Stock Exchange or to notify Schwab prior to the next opening of the New York Stock Exchange of any event, such as a systems failure of Fund Company or the NSCC, that would prohibit Fund Company from confirming or rejecting such an order.

(ii) Transmission of Orders Through Fund/Serv. For any purchase or redemption of Fund shares processed through Fund/Serv, Schwab agrees that, except as set forth in Section 3(c)(iv) below, (A) Orders received by Schwab or a Sub-Designee prior to the close of the New York Stock Exchange (generally, 4:00 p.m. Eastern Time) (“Market Close”) on any Business Day (“Day 1”) (such Orders are referred to herein as “Day 1 Trades”) will be transmitted by Schwab to Fund Company through Fund/Serv in the manner and within the time frame permitted by NSCC Fund/Serv Rules (currently prior to 8:00 p.m. Eastern Time) on Day 1; and (B) Orders received by Schwab or a Sub-Designee at or after Market Close on Day 1 (such

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Orders are referred to herein as “Day 2 Trades”) will be transmitted by Schwab to Fund Company through Fund/Serv in the manner and within the time frame permitted by NSCC Fund/Serv Rules (currently prior to 8:00 p.m. Eastern Time) on the next Business Day (“Day 2”).

(iii) Fund’s Pricing of Orders. For any purchase or redemption of Fund shares processed through Fund/Serv, Fund Company agrees that, except as set forth in Section 3(c)(iv) below, (A) Day 1 Trades will be effected at the net asset value of each Fund’s shares (“Net Asset Value”) calculated as of Market Close on Day 1, provided such trades are transmitted to the NSCC through Fund/Serv in the manner and within the time frame permitted by NSCC Fund/Serv Rules as set forth in Section 3(c)(ii) above; and (B) Day 2 Trades will be effected at the Net Asset Value calculated as of Market Close on Day 2, provided such trades are transmitted to the NSCC through Fund/Serv in the manner and within the time frame required by NSCC Fund/Sex-v Rules as set forth in Section 3(c)(ii) above. Fund Company agrees that, consistent with the foregoing, Day 1 Trades will have been received by the Fund prior to Market Close on Day 1, and Day 2 Trades will have been received by the Fund prior to Market Close on Day 2, for all purposes, including, without limitation, effecting distributions.

(iv) Notwithstanding Sections 3(c)(ii) and 3(c)(iii) above, Fund Company agrees that,

(A) if Schwab is prevented from transmitting Day 1 Trades to Fund Company through Fund/Serv on Day 1 due to unforeseen circumstances (such as computer system failures experienced by Schwab, or the NSCC, natural catastrophes, or other emergencies or human error), provided that Schwab notifies Fund Company of such contingency prior to 8:00 p.m. Eastern Time on Day 1, Schwab may:

(I) transmit such Day 1 Trades to the Fund through Fund/Serv prior to 8:00 p.m. Eastern Time on Day 2, and such Day 1 Trades will be effected at the Net Asset Value calculated as of Market Close on Day 1, provided further that Schwab notifies Fund Company of the Day 1 Trade information prior to 9:30 a.m. Eastern Time on Day 2; or

(II) transmit the Day 1 Trades through means other than Fund/Serv prior to 9:30 a.m. Eastern Time on Day 2, and such Day 1 Trades will be effected at the Net Asset Value calculated as of Market Close on Day 1, and settle and reconcile pursuant to the provisions of Sections 4(d) and 4(e) below;

(B) in the event that Fund Company rejects a Day 1 Trade (or notifies Schwab pursuant to Section 3(c)(i) above that it would have rejected the Day 1 Trade had there not been systems error), and the parties agree that such rejection can be remediated by Schwab, Schwab may follow the procedures for transmitting trades set forth in Sections 3(c)(iv)(A)(I) or 3(c)(iv)(A)(II) above, and such Day 1 Trades will be effected at the Net Asset Value calculated as of Market Close on Day 1.

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(v) Settlement of Transactions. For any purchase or redemption of Fund shares processed through Fund/Serv, Schwab and Fund Company will settle Day 1 Trades on Day 2 and Day 2 Trades on Day 3 (each, respectively, a “Settlement Date”) in the manner provided by NSCC Fund/Serv Rules. Should a Fund need to extend settlement on a trade, Fund Company must contact Schwab by 7:00 p.m. Eastern Time on trade date to discuss the extension. Each party shall be responsible for the interest cost associated with such party’s failure to settle trades in a timely fashion, which interest will be charged at the Federal Funds rate or, if applicable, as set forth in Section 4(d)(vi)(A) below for Fund Company. If Fund Company does not settle redemption orders on Settlement Date and has not contacted Schwab by 7:00 p.m. Eastern Time on trade date to discuss such extension of settlement (even if such extension is due to a systems problem unknown on trade date), then Schwab may, at its option, take the action set forth in Section 4(d)(vi)(A) below.

d. Distributions.

(i) For each Account, Fund Company shall provide all distribution and dividend information to Schwab in the manner and within the time frames set forth in Section 4(f) below.

(ii) For each Account designated for the reinvestment of distributions and dividends, and for purposes of effecting cash distributions and dividends through such Account for MFMP investors who have elected through Schwab to receive their capital gains distributions and/or dividends in cash, on the next Business Day following receipt of the reinvest price per share (R+1), Schwab shall give notification to Fund Company in a manner agreed to by the parties of the aggregate number of Fund shares necessary to make an adjusting reconciling transaction to void the purchase of such number of shares. Schwab shall include such adjusting reconciling transaction in its Fund/Serv transmission on R+1, and Fund Company or such Fund shall pay the proceeds from such adjusting reconciling transaction through the NSCC’s money settlement process on the next Business Day R+2. Schwab shall use such proceeds to pay the distribution or dividend in cash to MFMP investors who have elected to receive such distributions or dividends in cash. If Fund Company does not pay the cash proceeds to Schwab through the NSCC’s money settlement process on the next Business Day after the ex-dividend date for such distribution or dividend (a “Due Date”), then Schwab may, at its option, charge interest on the amount of such cash proceeds outstanding on or after the Due Date as set forth in Section 4(f)(iv)(C) below notwithstanding whether Fund Company has contacted Schwab to discuss an extension as contemplated by Section 3(c)(v) above.

(iii) For each Account designated for the payment of distributions and dividends in cash, Fund Company shall, on payable date, pay to Schwab through the NSCC’s money settlement process the full amount of such capital gains distributions and/or dividends. If Fund Company does not pay the cash proceeds to Schwab through the NSCC’s money settlement process on the payable date for such distribution or dividend (also a “Due Date”), then Schwab may, at its option, charge interest on the amount of such cash distribution or dividend outstanding on or after the Due Date as set forth in Section 4(f)(iv)(C) below.

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(iv) For each Fund that pays daily dividends, each Fund shall accrue dividends, commencing on the settlement date for the purchase of Fund shares and terminating on the trade date for the redemption of Fund shares.

e. Networking

Schwab and Fund Company will establish and/or maintain the omnibus Accounts for each of the Funds pursuant to Networking at such time as Schwab and Fund Company shall have the operational capability to do so for purposes of Account reconciliation. For each Account, Fund Company shall accept and effect changes in its records upon receipt of instructions, communications and actions from Schwab electronically through Networking without supporting documentation from Schwab or the beneficial owners of Fund shares. Fund Company shall be responsible for processing any such instructions, communications or actions from Schwab and for executing the instructions of Schwab in a timely manner. Each Account will be maintained in accordance with Matrix Level 3 (full broker control) as designated by the NSCC.

4. Processing Outside of NSCC.

a. Purchase and Redemption Orders. For each day on which any MFMP investor places with Schwab a purchase or redemption order for shares of a Fund, Schwab shall aggregate all such purchase orders and aggregate all such redemption orders and communicate to the Fund an aggregate purchase order and an aggregate redemption order.

b. Transmission of Orders. Schwab agrees that, except as set forth in Section 4(c)(ii) below, (i) Orders received by Schwab or a Sub-Designee prior to Market Close on Day 1 will be transmitted by Schwab to the Fund by 8:00 p.m. Eastern Time on Day 1; and (ii) Orders received by Schwab or Sub-Designees at or after Market Close on Day 2 will be transmitted by Schwab to the Fund by 8:00 p.m. Eastern Time on Day 2.

C. Fund’s Pricing of Orders.

(i) Fund Company agrees that, except as set forth in Section 4(c)(ii) below, Day 1 Trades will be effected at the net asset value (“Net Asset Value”) or public offering price (as applicable) of each Fund’s shares calculated as of Market Close on Day 1, provided such trades are received by the Fund by 8:00 p.m. Eastern Time on Day 1; and Day 2 Trades will be effected at the Net Asset Value calculated as of Market Close on Day 2, provided such trades are received by the Fund by 8:00 p.m. Eastern Time on Day 2. Fund Company agrees that, consistent with the foregoing, Day 1 Trades will have been received by the Fund prior to Market Close on Day 1, and Day 2 Trades will have been received by the Fund prior to Market Close on Day 2, for all purposes, including, without limitation, effecting distributions.

(ii) Notwithstanding Sections 4(b) and 4(c)(i) above, Fund Company agrees that, if Schwab is prevented from transmitting Day 1 Trades to the Fund by 8:00 p.m. Eastern Time on Day 1 due to unforeseen circumstances, such as computer system failures,

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Form 5v5

natural catastrophes, or other emergencies or human error, then Schwab may transmit such Day 1 Trades by 9:30 a.m. Eastern Time on Day 2, and such Day 1 Trades will be effected at the Net Asset Value calculated as of Market Close on Day 1, provided that Schwab notifies the Fund of such contingency prior to 8:00 p.m. Eastern Time on Day 1.

d. Settlement of Transactions.

(i) Schwab and Fund Company will settle Day 1 Trades on Day 2 and will settle Day 2 Trades on Day 3.

( ii) Schwab will transmit the aggregate purchase price of all the purchase Orders for a given trade date to the Fund by wire transfer on the appropriate Settlement Date.

(iii) Fund Company will cause the Fund(s) to send to Schwab the aggregate proceeds of all redemption Orders for the Fund(s) placed by Schwab on a given trade date on the appropriate Settlement Date. Such redemption proceeds will be sent by wire transfer on the Settlement Date for the redemption Orders; provided that Fund Company may, in its discretion, send such proceeds by check if the aggregate amount is less than $250. Wire transfers of redemption proceeds shall be separate from wire transfers for other purposes.

(iv) Each wire transfer of redemption proceeds shall indicate, on the Fed Funds wire system, the amount thereof attributable to each Fund; provided, however, that if the number of entries would be too great to be transmitted through the Fed Funds wire system, Fund Company shall, on the day the wire is sent, notify Schwab of such entries. The cost of the wire transfer is the responsibility of the party sending the wire. The interest cost associated with any delayed wire is the responsibility of the party sending the wire and will be charged at the Federal Funds rate, or if applicable, as set forth in Section 4(d)(vi) below for Fund Company.

(v) Should a Fund need to extend settlement on a trade, including without limitation Orders under any amendment to this Operating Agreement to implement retirement plan order processing, Fund Company must contact Schwab by 7:00 p.m. Eastern Time on trade date to discuss the extension. For purposes of determining the length of settlement, Fund Company agrees to treat shareholders that hold Fund shares through the Account the same as it treats shareholders that hold Fund shares directly with the Fund.

(vi) If Fund Company does not settle redemption orders on Settlement Date and has not contacted Schwab by 7:00 p.m. Eastern Time on trade date to discuss such extension of settlement (even if such extension is due to a systems problem unknown on trade date), then Schwab may, at its option, take any or all of the following actions:

(A) Charge interest on the amount of the redemption proceeds due to it, as follows:

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Form 5v5

(I) For the first day, (1) Schwab may charge Fund Company interest at the Federal Funds “offered” rate for such day as published in The Wall Street Journal if the amount does not exceed $1 million, or (2) Schwab may charge Fund Company interest at the Prime Rate for such day as published in The Wall Street Journal if the amount exceeds $1 million; and

(II) For each day following the first day, Schwab may charge Fund Company interest at the Prime Rate for each such day as published in The Wall Street Journal, plus 2% per annum; and

(B) Upon notice to Fund Company, on any subsequent Settlement Date and for so long as such redemption proceeds are due to it:

(I) Schwab may settle purchase orders and redemption orders net of each other for such Fund; and/or

(II) Schwab may net any redemption proceeds still due to it against any net or gross purchase amount due from it to the Funds.

(vii) In the event that a Fund cannot verify redemption proceeds, Fund Company will settle trades and forward redemption proceeds in accordance with these Operating Procedures based on the information provided by Schwab. Schwab will be responsible for the accuracy of all trade information provided by it.

(viii) Fund Company represents that in the event a Fund elects to pay redemptions of Fund shares in kind, such Fund will treat each investor holding shares of the Fund through the MFMP in the same way as it treats each person who holds Fund shares directly for all matters related to the determination, application and payment of such redemptions. Schwab agrees to provide to the Fund, upon request, the name or account number, number of Fund shares and other relevant information with respect to each such investor.

e. Account Reconciliation Requirements

(i) Schwab shall verify, on a next day basis, Orders placed for the Account with each Fund. All activity in the Account must be reflected. Therefore, any “as of” activity must be shown with its corresponding “as of” dates.

(ii) Schwab must receive statements on or before the eighth Business Day of each month, even if there has been no activity in the Account during the period, unless Schwab can verify transactions by electronic transmission.

(iii) The parties agree to notify each other and correct any error in the Account with any Fund upon discovery. If an error is not corrected by the day following discovery, each party agrees to make best efforts to avoid this from hindering any routine daily operational activity.

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Form 5v5

f. Distributions

(i) Fund Company shall provide distribution information to Schwab in a timely manner to enable Schwab to pay distributions to its MFMP investors on or as close to payable date as practicable. As to each Fund, Fund Company or such Fund shall provide Schwab with (A) the record date, ex-dividend date, and payable date with respect to a Fund as soon as practicable after it is announced, but no later than three (3) Business Days prior to record date, (B) the record date share balance in the Account and the distribution rate per share on the first Business Day after record date, and (C) the reinvest price per share as soon as it is available. Other distribution information required by Schwab from time to time for payment of distributions to its MFMP investors shall be provided by Fund Company on such dates as are agreed upon between Schwab and Fund Company, but no later than payable date.

(ii) As set forth in Section 1(a) above, the Account will be set up for the reinvestment of capital gains and dividend distributions. For purposes of effecting cash distributions through the Account for MFMP investors who have elected to receive their capital gains distributions and/or dividends in cash, prior to 10:00 a.m., Eastern Time, on the next Business Day following receipt of the reinvest price per share (R+1) as provided in paragraph 4(f)(i)(C) above, Schwab shall notify Fund Company of the aggregate number of Fund shares necessary to make an adjusting reconciling transaction to void the purchase of such number of shares. Fund Company or such Fund shall wire the proceeds from said adjusting reconciling transaction from the Fund to the designated Schwab account on the same Business Day (R+1) Schwab shall use such proceeds to pay the distribution in cash to MFMP investors who have elected to receive such distributions in cash.

(iii) In the event that Schwab maintains an Account with a Fund for the payment of distributions in cash, Fund Company shall wire, on payable date, any cash distribution from the Fund to Schwab.

(iv) (A) With respect to the Account set up for reinvestment of capital gains and dividend distributions, and for purposes of effecting cash distributions through the Account for MFMP investors who have elected to receive their capital gains distributions and/or dividends in cash, if Fund Company does not wire the cash proceeds to Schwab on the next Business Day after the ex-dividend date for such distribution (a “Due Date”), then Schwab may, at its option, charge interest on the amount of such cash proceeds outstanding on or after the Due Date as set forth in Section 4(f)(iv)(C) below.

(B) With respect to a cash distribution Account, if Fund Company does not wire the cash distribution to Schwab on the payable date for such distribution (also a “Due Date”), then Schwab may, at its option, charge interest on the amount of such cash distribution outstanding on or after the Due Date as set forth in Section 4(f)(iv)(C) below.

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Form 5v5

(C) (I) For the Due Date, (1) Schwab may charge Fund Company interest at the Federal Funds “offered” rate for such day as published in The Wall Street Journal if the amount does not exceed $1 million, or (2) Schwab may charge Fund Company interest at the Prime Rate for such day as published in The Wall Street Journal if the amount exceeds $1 million.

(II) For each day following the Due Date, Schwab may charge Fund Company interest at the Prime Rate for each such day as published in The Wall Street Journal, plus 2% per annum.

(v) For each Fund that pays daily dividends, Fund Company shall provide on a daily basis, the following record date information: daily rate, account share balance, account accrual dividend amount (for that day), account accrual dividend amount (for period to date), and account transfers and period-to-date accrual amounts.

(vi) For each Fund that pays daily dividends, each Fund shall accrue dividends, commencing on the settlement date for the purchase of Fund shares and terminating on the trade date for the redemption of Fund shares.

g. Transfer of Accounts

(i) Fund Company agrees to transfer shares between accounts for MFMP investors or other street name brokers held directly with a Fund and the Account on the Fund’s records. For the purpose of expediting transfers from such accounts which must be processed outside of NSCC’s ACAT service, Fund Company will accept by facsimile transmission a summary sheet of information indicating the customers’ names, account numbers, the Fund affected and the number of shares to be re-registered or liquidated. For record keeping purposes, actual copies of transfer forms will be forwarded to a Fund upon its request for such forms.

(ii) Schwab represents and warrants that for each transfer and liquidation transfer indicated in the Summary Sheet, it holds each underlying instruction for re-registration or liquidation signed by its customer, and that its customer’s signature on such instruction is signature guaranteed by Schwab pursuant to the New York Stock Exchange’s Medallion Signature Program. Schwab will retain these documents for the period required by any applicable law rule or regulation.

(iii) Schwab agrees to indemnify and hold harmless Fund Company, the Fund and each director, officer, employee and agent of Fund Company (“indemnified person”) from and against any and all Losses incurred by any of them arising out of the impropriety of any transfer or liquidation transfer effected by the Fund in reliance on the Summary Sheet to the same extent as provided under the New York Stock Exchange’s Medallion Signature Program, except to the extent such Losses arise out of the failure of any indemnified person to comply with the instructions on the Summary Sheet.

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Form 5v5

(iv) Fund Company shall process all transfer and liquidation requests into the appropriate Account. Schwab as custodian is qualified to accept in the Accounts shares from Fund IRA, Keogh or 401(k) accounts. At no time shall any Fund establish separate accounts registered to Schwab for the benefit of individual shareholders. In the event any such account is mistakenly opened, Schwab reserves the right to instruct such Fund to move Fund shares to the Account.

(v) Fund Company must confirm to Schwab the completion of each transfer on the day it occurs. The confirming information shall include the number of shares, date (“as of” date if unavoidable delay), transaction date, account number of the customer and the Account, registration, accrued dividends and account type (i.e., IRA, Keogh, 401(k), etc.).

(vi) Transfer processing after record date but prior to payable date will include all accrued dividends. Each Fund is responsible for monitoring all completed full transfers for “trailing” dividends. Should a “trailing” dividend appear in an account, a Fund shall send such dividend to Schwab within five (5) Business Days, along with a specific written notification thereof. Notification shall include details of the dividend and customer, including the customer’s social security number or taxpayer identification number, and/or the account number for the Account to which the transfer was made.

(vii) If MFMP investors submit share certificates for transfer into their Schwab brokerage accounts, Schwab will send such certificates, properly endorsed to the applicable Fund, for transfer into the Account with such Fund. Upon Schwab’s request, Fund Company agrees to provide the status of said certificates and book share balances.

5. General

a. Record Maintenance

(i) Schwab maintains records for each of its customers who holds Fund shares through the Account, which records include:

(A) Number of shares;

(B) Date, price and amount of purchases and redemptions (including dividend reinvestments) and date and amounts of dividends paid for at least the current year to date;

(C) Name and address of each of its customers, including zip codes and social security numbers or taxpayer identification numbers;

(D) Records of distributions and dividend payments;

(E) Any transfers of shares; and

(F) Overall control records.

(ii) Schwab posts transactions in Fund shares to its customers’ brokerage accounts.

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Form 5v5

b. Shareholder Communication

(i) Fund Company shall arrange with Schwab, or a mailing agent designated or approved by Schwab, for the distribution of the materials listed below to all of Schwab’s customers who hold Fund shares, which distribution shall be so arranged by Fund Company as to occur immediately upon the effective date of the materials:

(A) All proxy or information statements prepared for circulation to shareholders of record of such Fund;

(B) Annual reports;

(C) Semi-annual reports;

(D) Quarterly reports (if applicable); and

(E) All updated prospectuses, supplements and amendments thereto.

Fund Company shall be responsible for providing the materials and for Schwab or the mailing agent’s fees in connection with this service as well as for timely distribution. Fund Company agrees to have Schwab or the mailing agent consolidate mailings of material to shareholders of more than one Fund if the mailing is identical for all Funds in the Fund Company family.

(ii) In addition to the materials listed above, Fund Company agrees to provide directly to Schwab all prospectuses, statements of additional information and supplements and amendments thereto, and annual and other periodic reports for each Fund in amounts reasonably requested by Schwab for distribution to its customers. Fund Company is obligated to supply these materials to Schwab in a timely manner so as to allow Schwab, at its own expense, to send current prospectuses and statements of additional information and periodic reports, immediately upon their effective dates, to customers and prospective customers requesting them through Schwab. Schwab will also send a current Fund prospectus with purchase trade confirmations for the initial purchase of a Fund. Fund Company shall notify Schwab immediately of any change to a Fund’s prospectus.

(iii) If Schwab acts as clearing broker in an omnibus relationship with a correspondent bank or broker (“Correspondent”), upon the request of Schwab, Fund Company shall also provide to Schwab, in a timely manner, sufficient supplies of Fund materials identified in Sections 5(b)(i) and 5(b)(ii) for Schwab to give to Correspondent for the distribution of such materials to Correspondent’s customers who hold Fund shares.

(iv) Fund Company shall ensure that the prospectus of each of its Funds discloses that a broker may charge transaction fees on the purchase and/or sale of Fund shares. Fund Company shall also ensure that either the prospectus, or the statement of additional information (“SAY”) if the SAI is incorporated in the prospectus, of each of its Funds discloses that:

(A) the Fund has authorized one or more brokers to receive on its behalf purchase and redemption Orders;

(B) such brokers are authorized to designate other intermediaries to receive purchase and redemption Orders on the Fund’s behalf;

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Form 5v5

(C) the Fund will be deemed to have received a purchase or redemption Order when an authorized broker or, if applicable, a broker’s authorized designee, receives the Order;

(D) customer Orders will be priced at the Fund’s Net Asset Value next computed after they are received by an authorized broker or the broker’s authorized designee and accepted by the Fund;

(E) the performance of the Fund may be compared in publications to the performance of various indices and investments for which reliable performance data is available;

(F) the performance of the Fund may be compared in publications to averages, performance rankings, or other information prepared by recognized mutual fund statistical services; and

(G) the annual report contains additional performance information and will be made available to investors upon request and without charge.

(v) Schwab mails statements to its customers on a monthly basis (or as to accounts in which there has been no activity in a particular month, no less frequently than quarterly) showing, among other things, the number of shares of each Fund owned by such customer and the net asset value of each such Fund as of a recent date.

(vi) Schwab responds to customer inquiries regarding, among other things, share prices, account balances, dividend amounts and dividend payment dates. With respect to Fund shares purchased by customers after the effective date of this Agreement, Schwab provides average cost basis reporting to assist customers in the preparation of income tax returns.

C. Dividend and Distribution Reporting.

(i) For annual tax reporting purposes, Fund Company shall inform Schwab by January 15 of the portion of each Fund’s distributions for the previous calendar year that include dividends, capital gains, and tax reclassifications; and by February 15, the portion of each Fund’s distributions for the previous calendar year that include foreign source income, tax exempt income by state of origin or return of capital, U.S. government obligation interest, creditable and non-creditable foreign tax, dividends eligible for the corporate dividends received deductions, and redemption proceeds and throwback dividends.

(ii) In conformance with its status as a broker/dealer holding its customers securities in street name, Schwab shall prepare and file with the appropriate governmental agencies, such information, returns and reports as are required to be so filed for reporting (i) dividends and other distributions made, (ii) amounts withheld on dividends and other distributions and payments under applicable federal and state laws, rules and regulations and (iii) gross proceeds of sales transactions as required.

d. Mergers, Splits and Reorganization Activities. Upon notice from Fund Company, Schwab shall effect mergers, splits and other reorganization activities of a Fund for its customers.

e. Pricing information. On every Business Day, Fund Company will provide to Schwab prior to 7:00 p.m., Eastern Time, each Fund’s closing Net Asset Value and public offering price (if applicable) for that day and/or notification of no price for that day. Fund Company shall provide such information on a best efforts basis taking into consideration any extraordinary circumstances arising at the Fund (e.g. natural disasters, etc.).

f. Price and Distribution Rate Errors

(i) In the event adjustments are required to correct any error in the computation of the Net Asset Value or public offering price of a Fund’s shares or in the distribution rate for a Fund’s shares, Fund Company shall notify Schwab upon discovering the need for such adjustments. Notification may be made orally, but must be confirmed in writing.

(ii) Schwab and Fund Company shall agree promptly and in good faith to a resolution of the error, and no adjustment for the error shall be taken in the Account until such agreement is reached. Following resolution, upon request by Schwab, Fund Company shall provide Schwab with written notification of the resolution. The letter shall be written on Fund Company letterhead and must state for each day on which an error occurred the incorrect price or rate, the correct price or rate, and the reason for the price or rate change. Fund Company agrees that Schwab may send this writing, or derivation thereof, to Schwab’s MFMP investors whose accounts are affected by the price or rate change.

(iii) If an MFMP investor has received cash in excess of what he is entitled, Schwab will, when requested by Fund Company, and to the extent practicable and permitted by law, debit the customer’s brokerage account in the amount of such excess, but only to the extent of any cash in the account, and repay it to the Fund. In no event, however, shall Schwab be liable to Fund Company or the Fund for any such amounts. Upon the request of Fund Company, Schwab shall provide Fund Company with the name of Schwab’s customer and other relevant information concerning the customer’s brokerage account to assist Fund Company in the collection from Schwab’s customer of any such excess amount not repaid to the Fund.

(iv) If adjustment is necessary to correct an error which has caused Schwab’s customers to receive dollars or shares less than that to which they are entitled, the Fund shall, as appropriate and as mutually agreed by the parties pursuant to Sections 5(f)(ii) above, make all necessary adjustments to the number of shares owned in the Account and/or distribute to Schwab any and all amounts of the underpayment. Schwab will credit the appropriate amount of such shares or payment to each MFMP investor.

(v) For purposes of making adjustments, including the collection of overpayments, Fund Company agrees to treat shareholders that hold Fund shares through the Account the same as it treats shareholders that hold Fund shares directly with the Fund. When making adjustments for an error, a Fund shall not net transactions for that day in the Account.

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Form 5v5

g. Suspension of Purchases. Schwab may suspend purchases of Fund shares through the MFMP for any period of time upon notice to Fund Company.

h. New Processing Systems. Fund Company agrees to cooperate to the extent possible with Schwab as Schwab develops and seeks to implement new processing systems for the MFMP.

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